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                         HORSESHOE GAMING HOLDING CORP.
                                   (as Issuer)

                    8 5/8% Senior Subordinated Notes due 2009

                                  -------------

                                    INDENTURE

                            Dated as of May 11, 1999

                                  -------------

                    U.S. Trust Company, National Association
                                  (as Trustee)

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                                 TABLE OF CONTENTS
                                                                          Page
                                                                           ----

ARTICLE I
        DEFINITIONS AND INCORPORATION
        BY REFERENCE......................................................1
        SECTION 1.1  DEFINITIONS..........................................1
        SECTION 1.2  OTHER DEFINITIONS...................................34
        SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...35
        SECTION 1.4  RULES OF CONSTRUCTION...............................36

ARTICLE II
        THE NOTES........................................................37
        SECTION 2.1  FORM AND DATING.....................................37
        SECTION 2.2  EXECUTION AND AUTHENTICATION........................38
        SECTION 2.3  REGISTRAR, PAYING AGENT AND DEPOSITARY..............39
        SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST.................39
        SECTION 2.5  HOLDER LISTS........................................40
        SECTION 2.6  TRANSFER AND EXCHANGE...............................40
        SECTION 2.7  REPLACEMENT NOTES...................................58
        SECTION 2.8  OUTSTANDING NOTES...................................58
        SECTION 2.9  TREASURY NOTES......................................58
        SECTION 2.10 TEMPORARY NOTES.....................................59
        SECTION 2.11 CANCELLATION........................................59
        SECTION 2.12 DEFAULTED INTEREST..................................59
        SECTION 2.13 CUSIP NUMBERS.......................................61

ARTICLE III
        REDEMPTION.......................................................61
        SECTION 3.1  NOTICES TO TRUSTEE..................................61
        SECTION 3.2  SELECTION OF NOTES TO BE REDEEMED...................61
        SECTION 3.3  NOTICE OF REDEMPTION................................62
        SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION......................63
        SECTION 3.5  DEPOSIT OF REDEMPTION PRICE.........................63
        SECTION 3.6  NOTES REDEEMED IN PART..............................64
        SECTION 3.7  OPTIONAL REDEMPTION.................................64
        SECTION 3.8  MANDATORY REDEMPTION................................65

ARTICLE IV
        COVENANTS........................................................67
        SECTION 4.1  PAYMENT OF NOTES....................................67


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        SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY.....................68
        SECTION 4.3  SEC REPORTS AND REPORTS TO HOLDERS..................69
        SECTION 4.4  COMPLIANCE CERTIFICATE..............................69
        SECTION 4.5  TAXES...............................................70
        SECTION 4.6  STAY, EXTENSION AND USURY LAWS......................70
        SECTION 4.7  LIMITATION ON INCURRENCE OF ADDITIONAL
                     INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK.........71
        SECTION 4.8  LIMITATION ON LIENS SECURING INDEBTEDNESS...........73
        SECTION 4.9  LIMITATIONS ON RESTRICTED PAYMENTS..................74
        SECTION 4.10 LIMITATION ON DIVIDENDS AND OTHER PAYMENT
                     RESTRICTIONS AFFECTING SUBSIDIARIES.................77
        SECTION 4.11 LIMITATION ON LINES OF BUSINESS.....................78
        SECTION 4.12 LIMITATION ON TRANSACTIONS WITH AFFILIATES..........78
        SECTION 4.13 LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK...78
        SECTION 4.14 REPURCHASE OF NOTES AT THE OPTION OF
                     THE HOLDER UPON A CHANGE OF CONTROL.................82
        SECTION 4.15 LIMITATION ON LAYERING INDEBTEDNESS.................84
        SECTION 4.16 GUARANTORS..........................................85
        SECTION 4.17 LIMITATION ON STATUS AS INVESTMENT COMPANY..........85
        SECTION 4.18 MAINTENANCE OF INSURANCE............................86
        SECTION 4.19 CORPORATE EXISTENCE.................................86
        SECTION 4.20 INTERNAL CONSOLIDATION; APPLICATION AND
                     RELEASE OF FUNDS IN SECURED PROCEEDS ACCOUNT........86
        SECTION 4.21 USE OF PROCEEDS OF HORSESHOE NOTE...................88
        SECTION 4.22 EMPRESS MERGER......................................89

ARTICLE V
        SUCCESSORS.......................................................89
        SECTION 5.1  MERGER, CONSOLIDATION OR SALE OF ASSETS.............89
        SECTION 5.2  SUCCESSOR CORPORATION SUBSTITUTED...................90

ARTICLE VI
        DEFAULTS AND REMEDIES ...........................................91
        SECTION 6.1  EVENTS OF DEFAULT...................................91
        SECTION 6.2  ACCELERATION........................................93
        SECTION 6.3  OTHER REMEDIES......................................95
        SECTION 6.4  WAIVER OF PAST DEFAULTS.............................95
        SECTION 6.5  CONTROL BY MAJORITY.................................96
        SECTION 6.6  LIMITATION ON SUITS.................................96
        SECTION 6.7  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.......97
        SECTION 6.8  COLLECTION SUIT BY TRUSTEE..........................97


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        SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM....................97
        SECTION 6.10  PRIORITIES..........................................98
        SECTION 6.11  UNDERTAKING FOR COSTS...............................99

ARTICLE VII
        TRUSTEE...........................................................99
        SECTION 7.1   DUTIES OF TRUSTEE...................................99
        SECTION 7.2   RIGHTS OF TRUSTEE..................................100
        SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE.......................102
        SECTION 7.4   TRUSTEE'S DISCLAIMER...............................102
        SECTION 7.5   NOTICE OF DEFAULTS.................................102
        SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.........102
        SECTION 7.7   COMPENSATION AND INDEMNITY.........................103
        SECTION 7.8   REPLACEMENT OF TRUSTEE.............................104
        SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC...................105
        SECTION 7.10  ELIGIBILITY; DISQUALIFICATION......................106
        SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..106

ARTICLE VIII
        LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................106
        SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR
                      COVENANT DEFEASANCE................................106
        SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE.....................106
        SECTION 8.3   COVENANT DEFEASANCE................................107
        SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.........108
        SECTION 8.5   DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
                      HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS......110
        SECTION 8.6   REPAYMENT TO COMPANY...............................110
        SECTION 8.7   REINSTATEMENT......................................111
        SECTION 8.8   SATISFACTION AND DISCHARGE.........................111

ARTICLE IX
        AMENDMENT, SUPPLEMENT AND WAIVER.................................112
        SECTION 9.1   WITHOUT CONSENT OF HOLDERS OF NOTES................112
        SECTION 9.2   WITH CONSENT OF HOLDERS OF NOTES...................113
        SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT................115
        SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS..................115
        SECTION 9.5   NOTATION ON OR EXCHANGE OF NOTES...................116
        SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC....................116


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ARTICLE X
        GUARANTEES.......................................................117
        SECTION 10.1  GUARANTEES.........................................117
        SECTION 10.2  EXECUTION AND DELIVERY OF GUARANTEES...............119
        SECTION 10.3  GUARANTORS MAY CONSOLIDATE, ETC.,
                      ON CERTAIN TERMS...................................119
        SECTION 10.4  RELEASE OF GUARANTORS..............................120
        SECTION 10.5  LIMITATION OF GUARANTOR'S LIABILITY;
                      CERTAIN BANKRUPTCY EVENTS..........................121
        SECTION 10.6  APPLICATION OF CERTAIN TERMS AND PROVISIONS
                      TO THE GUARANTORS..................................122
        SECTION 10.7  SUBORDINATION OF GUARANTEES........................123

ARTICLE XI
        SUBORDINATION....................................................123
        SECTION 11.1  NOTES SUBORDINATE TO SENIOR DEBT...................123
        SECTION 11.2  NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.......124
        SECTION 11.3  NOTES SUBORDINATE TO PRIOR PAYMENT OF
                      ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION
                      OR REORGANIZATION..................................125
        SECTION 11.4  HOLDERS TO BE SUBROGATED TO RIGHTS OF
                      HOLDERS OF SENIOR DEBT.............................126
        SECTION 11.5  OBLIGATIONS OF THE COMPANY AND THE
                      GUARANTORS UNCONDITIONAL...........................127
        SECTION 11.6  TRUSTEE ENTITLED TO ASSUME PAYMENTS
                      NOT PROHIBITED IN ABSENCE OF NOTICE................127
        SECTION 11.7  APPLICATION BY TRUSTEE OF ASSETS DEPOSITED
                      WITH IT............................................128
        SECTION 11.8  SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS
                      OR OMISSIONS OF THE COMPANY, THE GUARANTORS
                      OR HOLDERS OF SENIOR DEBT..........................128
        SECTION 11.9  HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
                      SUBORDINATION OF NOTES.............................129
        SECTION 11.10 RIGHTS OF TRUSTEE TO HOLD SENIOR DEBT..............130
        SECTION 11.11 ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT........130
        SECTION 11.12 NO FIDUCIARY DUTY OF TRUSTEE TO
                      HOLDERS OF SENIOR DEBT.............................130
        SECTION 11.13 NOTICE BY COMPANY..................................131


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ARTICLE XII
        MISCELLANEOUS....................................................131
        SECTION 12.1  TRUST INDENTURE ACT CONTROLS.......................131
        SECTION 12.2  NOTICES............................................131
        SECTION 12.3  COMMUNICATION BY HOLDERS OF NOTES WITH
                      OTHER HOLDERS OF NOTES.............................133
        SECTION 12.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.133
        SECTION 12.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION......134
        SECTION 12.6  RULES BY TRUSTEE AND AGENTS........................134
        SECTION 12.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                      EMPLOYEES AND STOCKHOLDERS.........................134
        SECTION 12.8  GOVERNING LAW......................................135
        SECTION 12.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS......135
        SECTION 12.10 SUCCESSORS.........................................135
        SECTION 12.11 SEVERABILITY.......................................135
        SECTION 12.12 COUNTERPART ORIGINALS..............................135
        SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC...................136


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                              CROSS-REFERENCE TABLE*

TIA Section                                                  Indenture Section
310(a)(1).................................................................7.10
    (a)(2)................................................................7.10
    (a)(3)................................................................N.A.
    (a)(4)................................................................N.A.
    (a)(5)...........................................................7.8; 7.10
    (b)........................................................7.8; 7.10; 12.2
    (c)...................................................................N.A.
311(a)....................................................................7.11
    (b)...................................................................7.11
    (c)...................................................................N.A.
312(a).....................................................................2.5
    (b)...................................................................12.3
    (c)...................................................................12.3
313(a).....................................................................7.6
    (b)(1)................................................................N.A.
    (b)(2).................................................................7.6
    (c)..............................................................7.6; 12.2
    (d)....................................................................7.6
314(a)..........................................................4.3; 4.4; 12.2
    (b)...................................................................N.A.
    (c)(1)................................................................12.4
    (c)(2)................................................................12.4
    (c)(3)................................................................N.A.
    (d)...................................................................N.A.
    (e)...................................................................12.5
    (f)...................................................................N.A.
315(a)..................................................................7.1(b)
    (b)..............................................................7.5; 12.2
    (c).................................................................7.1(a)
    (d).................................................................7.1(c)
    (e)...................................................................6.11
316(a)(last sentence)......................................................2.9
    (a)(1)(A)..............................................................6.5
    (a)(1)(B)..............................................................6.4
    (a)(2)................................................................N.A.
    (b)....................................................................6.7
317(a)(1)..................................................................6.8
    (a)(2).................................................................6.9


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    (b)....................................................................2.4
318(a)....................................................................12.1
    (c)...................................................................12.1

----------
N.A. means not applicable
*This Cross-Reference table shall not, for any purpose, be deemed to be part of the Indenture.


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            INDENTURE, dated as of May 11, 1999, between Horseshoe Gaming
Holding Corp., a Delaware corporation (the "Company"), and U.S. Trust Company, National Association, as trustee (the "Trustee").

            The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 5/8% Series A Senior Subordinated Notes due 2009 (the "Series A Notes") and the 8 5/8% Series B Senior Subordinated Notes due 2009 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1 DEFINITIONS

      "144A Global Note" means one or more Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

      "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

      "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.


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      "Adjusted Consolidated EBITDA" means, with respect to the Company, for any period, the Consolidated EBITDA of the Company, minus the product of (i) the Consolidated EBITDA for such period of each Consolidated Subsidiary which is not wholly-owned by the Company and (ii) the percentage of the Equity Interests of such Consolidated Subsidiary which, during such period, is not owned by the Company.

      "Adjusted Consolidated Net Income" means, with respect to any period, Consolidated Net Income for such period, minus (i) 100% of the amount of any writedowns, writeoffs or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period and minus (ii) Permitted Tax Distributions for such period.

      "Affiliate" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its Subsidiaries, including, without limitation, Jack Binion, Peri Cope Howard and Phyllis Cope, (ii) any spouse, immediate family member or relative of any person described in clause (i) above, (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest, and (iv) any trust established by any person described in clause (i) or (ii) above, whether or not such person has a beneficial interest in such trust. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise or (b) the beneficial ownership of 10% or more of any class of Voting Equity Interests of a person.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Applicable Capital Gain Tax Rate" in respect of each of the Company or any of its Subsidiaries shall mean for each such entity calculated separately an amount equal to the sum of (i) the highest marginal Federal capital gain tax rate applicable to any Equity Holder of the Company plus (ii) an amount equal to the sum of the highest marginal state and local capital gain tax rates applicable to any Equity Holder of the Company, multiplied by a factor equal to 1 minus such highest marginal Federal capital gain tax rate.

      "Applicable Income Tax Rate" in respect of each of the Company or any of its Subsidiaries shall mean for each such entity calculated separately, an amount equal to the sum of (i) the highest marginal Federal income tax rate applicable to any Equity Holder of the Company plus (ii) an amount equal to the sum of the highest marginal


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state and local income tax rates applicable to any Equity Holder of the Company, multiplied by a factor equal to 1 minus such highest marginal Federal income tax rate.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange at the relevant time.

      "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

      "Bankruptcy Code" means the United States Bankruptcy Code, codified at 11 U.S.C. ss.101-1330, as amended.

      "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

      "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

      "Broker-Dealer" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Los Angeles, California are authorized or obligated by law or executive order to close.


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      "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

      "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

      "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

      "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, (iii) commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, and in the case of each of (i), (ii), and (iii) maturing within one year after the date of acquisition, (iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (v) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or payable at the demand of the holder thereof, within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody's, and (vi) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

      "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant,


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hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

      "Cedel" means Cedel Bank, S.A., or its successors.

      "Change of Control" means:

      (a) prior to the completion of an Initial Public Offering by the Company, the failure at any time of Excluded Persons as a group to own and control at least 40% of issued and outstanding Equity Interests of the Company,

      (b) after the completion of an Initial Public Offering by the Company, the acquisition, in one or more transactions, of beneficial ownership by (i) any person or entity (other than an Excluded Person) or (ii) any group of persons or entities (excluding any group in which Excluded Persons beneficially own in the aggregate at least 75% of the equity and voting interests beneficially owned by the group) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of Equity Interests of the Company such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 30% or more of the voting power of Equity Interests of the Company entitled to vote in the election of directors of the Company then outstanding; provided, however, that no Change of Control shall be deemed to have occurred if
(x) Excluded Persons beneficially own, in the aggregate, at such time, a greater percentage of the total voting power of Equity Interests of the Company entitled to vote in the election of directors of the Company than such other person, entity or group or (y) at the time of such acquisition, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of the Board of Directors of the Company,

      (c) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if immediately after giving effect to such transaction or transactions, any person or group (excluding any group in which Excluded Persons beneficially own in the aggregate at least 75% of the equity and voting interests beneficially owned by the group) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of Equity Interests of the surviving or transferee Person; provided, however, that no Change of Control shall be deemed to have occurred if
(A) Excluded


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Persons beneficially own, in the aggregate, at such time, (x) 40% or more of the total voting power of Equity Interests of the surviving or transferee Person and
(y) a greater percentage of the total voting power of Equity Interests of the surviving or transferee Person than such other person or group or (B) after giving effect to such transaction, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of the Board of Directors of the Company,

      (d) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors), cease for any reason to constitute a majority of the Board of Directors of the Company then in office, or

      (e) the Company adopts a plan of liquidation.

      "Change of Control Release Amount" means the amount, determined by the Company in good faith and as set forth in a certificate to be delivered to the Securities Intermediary and the Trustee, necessary to consummate the Empress Change of Control Offer on the terms set forth in the Empress Indenture.

      "Change of Control Triggering Event" means the occurrence of both a Change of Control and either (x) a Rating Decline or (y) a decline in the Company's Consolidated Coverage Ratio.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person (in the case of the Company, Adjusted Consolidated EBITDA) attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or


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

disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

      "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (a) Consolidated income tax expense, (b) Consolidated depreciation and amortization expense, (c) Consolidated Fixed Charges, (d) Consolidated Preopening Expenses, (e) minority interests in income of Consolidated Subsidiaries as adjusted to deduct therefrom minority interests in the losses of Consolidated Subsidiaries; provided that, for purposes of this clause (e) there shall be excluded from the definition of income and loss (only to the extent included in computing such net income (or loss) and without duplication) the items described in clauses (a), (b), (c), (d) and (e) of the definition of Consolidated Net Income, and (f) all other non-cash charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of such Person and its Consolidated Subsidiaries.

      "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed whether capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries for such period, including, to the extent such expense was deducted in computing Consolidated Net Income during such period (i) amortization of original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations that constitute Indebtedness, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

      "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock or from the repayment, cancellation, repurchase or redemption of Indebtedness), (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other Agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary (other than any Gaming Law that is generally applicable to all Persons operating Casinos through Subsidiaries in any jurisdiction in which the Company or such Subsidiary are conducting business so long as there is in effect no specific order, decree or other prohibition pursuant to such Gaming Law in such jurisdiction limiting the payment of a dividend or similar distribution by such Consolidated Subsidiary), and (e) the cumulative effect of a change in accounting principles.

      "Consolidated Preopening Expenses" means those costs incurred prior to the commencement of a new operation, including payroll, consulting fees, legal expenses, licensing, supplies, travel, printing, relocation expense, temporary housing and other similar expenses, that are not required, in accordance with GAAP, to be capitalized or expensed when incurred but are acceptable in accordance with GAAP to be deferred until the new operation commences.

      "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

      "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries of the Company with those of the Company, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

      "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company; provided that for purposes of complying with Section 2.3 such address shall initially be c/o United States Trust Company of New York, 770 Broadway, Corporate Trust Operations, New York, New York 10003. All notices by the Company sent to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York shall also be sent to the Trustee at the address set forth in Section 12.2.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Definitive Note" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 8 thereof.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" will mean or include such successor.

      "Designated Senior Debt" means (a) any Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and (b) any other Senior Debt permitted to be incurred by this Indenture the principal amount of which is $25 million or more and that has been designated by the Board of Directors as "Designated Senior Debt."

      "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both, would be required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Preferred Stock; provided, that a provision providing for a change of control redemption at the option of the holder that is expressly subordinated to the prior payment of the Notes shall not cause such Equity Interests to be treated as Disqualified Capital Stock.

      "Distribution Compliance Period" means the 40-day restricted period as defined in Regulation S.

      "Empress" means Empress Entertainment, Inc., a Delaware corporation.

      "Empress Change of Control Offer" means an offer to purchase the Empress Notes following consummation of the Empress Merger as required by the terms of the Empress Indenture.

      "Empress Illinois" means Empress Casino Joliet Corporation, an Illinois corporation.

      "Empress Indenture" means the Indenture, dated as of June 18, 1998, among Empress, the Guarantors named therein and U.S. Bank Trust National Association, as trustee.

      "Empress Indiana" means Empress Casino Hammond Corporation, an Indiana corporation.

      "Empress Merger" means the acquisition, directly or indirectly, by the Company of all of the Equity Interests of Empress Indiana and Empress Illinois in accordance with the Merger Agreement.

      "Empress Merger Consideration and Related Costs" means (a) the cash consideration for the Empress Merger payable by the Company to Empress pursuant to the Merger Agreement, and (b) all fees and expenses related to the foregoing.

      "Empress Notes" means Empress' 8 1/8% Senior Subordinated Notes due 2006, of which $150 million aggregate principal amount are outstanding as of the Issue Date.

      "Equity Holder" means (a) with respect to a corporation, each shareholder of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership and (d) with respect to any disregarded entity, the owner of such entity.

      "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership, participation or membership interests in, such Person.

      "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system.

      "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Exchange Notes" means Series B Notes issued pursuant to an Exchange
Offer.

      "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes for Series A Notes.

      "Exchange Offer Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

      "Excluded Person" means (a) Jack Binion, (b) Phyllis Cope, (c) Peri Cope Howard, or (d) any Affiliate (where the determination of Affiliate is made without reference to clause (b) of the definition of such term) of the persons described in clause (a), (b) or (c) above.

      "Exempted Affiliate Transaction" means (a) payments of reasonable and customary compensation, managers' and directors' fees and indemnities of managers, directors, officers and employees, (b) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the usual and customary practice of the gaming industry in the United States, (c) Restricted Payments permitted under the terms of Section 4.9 (including transactions which are permitted because they are excluded from the definition of the term "Restricted Payment"), (d) transactions solely between the Company and any Guarantor or solely among Guarantors, (e) transactions permitted pursuant to paragraph (d) of the definition of Permitted Indebtedness, and (f) the execution, delivery and performance of the Horseshoe Note.

      "Flow Through Entity" means an entity which (x) for Federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the Code), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the Code) other than an "publicly traded partnership" (as defined in Section 7704 of the Code), or (iv) a business entity which is disregarded as an entity separate from its owner under the Code, the Treasury Regulations or any published administrative guidance of the Internal Revenue Service and (y) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to substantially similar "flow through" treatment under the applicable state or local income tax law.

      "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States applied on a consistent basis and as in effect on the Issue Date.

      "Gaming Authority" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with the responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

      "Gaming Jurisdiction" means any Federal, state or local jurisdiction in which any entity in which the Company has a direct or indirect beneficial, legal or voting interest conducts gaming, now or in the future.

      "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities, any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

      "Global Notes" means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3, 4 and 8 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

      "Global Note Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. When used with respect to the Notes, a "Guarantee" means a guarantee by the Guarantors of all or any part of the Notes, in accordance with
Article X hereof.

      "Guarantors" means any Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, until such Subsidiary is released from its obligations as a Guarantor in accordance with the terms of this Indenture.

      "HE" means Horseshoe Entertainment, L.P., a Louisiana limited partnership.

      "Holder" means a Person in whose name a Note is registered on the Registrar's books.

      "Horseshoe Credit Agreement" means the Credit Agreement, dated as of October 10, 1995, among Horseshoe Gaming, RPG, as guarantor, and certain financial institutions identified therein, as lenders, that provides for no greater than an aggregate of $20 million in Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Credit Agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Horseshoe Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Horseshoe Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Horseshoe Credit Agreement and all refundings, refinancings and replacements of any Horseshoe Credit Agreement, including any agreement (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (b) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.7 hereof or (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

      "Horseshoe Gaming" means Horseshoe Gaming, L.L.C., a Delaware limited liability company.

      "Horseshoe Note" means a promissory note, dated as of the Issue Date, in the principal amount of $240,349,125 made by Horseshoe Gaming in favor of the Company evidencing a loan by the Company to Horseshoe Gaming, the proceeds of which shall be used by Horseshoe Gaming as required under Section 4.21 hereof. Repayment of the Horseshoe Note will be guaranteed by RPG and HE.

      "Indebtedness" of any Person means, without duplication

      (a) all liabilities and obligations, contingent or otherwise, of such Person to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date, except to the extent any such obligation is being contested in good faith and for which adequate reserves are maintained in accordance with GAAP) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;
(c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), or (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability (but only to the extent of the amount actually guaranteed) or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any third party Equity Interests; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), or (d) or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends); provided, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, shall not constitute "Indebtedness."

      For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (ii) the principal amount thereof, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

      "Indirect Participant" means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

      "Initial Public Offering" means a bona fide underwritten initial public offering of common stock of the Company for cash pursuant to an effective registration under the Securities Act.

      "Initial Purchasers" mean the initial purchasers of the Series A Notes under the Purchase Agreement, dated May 6, 1999, with respect to the Series A Notes.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

      "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

      "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

      "Internal Consolidation" means the merger of Horseshoe Gaming with and into the Company such that, after the Internal Consolidation, Horseshoe Gaming will cease to exist, and Horseshoe GP, Inc. and New Gaming Capital Partnership ("NGCP"), the general partners of RPG and NGCP, and of HE, respectively, will be direct Wholly Owned Subsidiaries of the Company.

      "Investment" by any Person in any other Person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition, (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business), (c) other than guarantees of Indebtedness of the Company or any Guarantor or to the extent permitted by Section 4.7 hereof, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person, (d) the making of any capital contribution by such Person to such other Person, and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer determined in good faith by the Board of Directors of the Company.

      "Issue Date" means the date of first issuance of the Notes under this Indenture.

      "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt (and any Indebtedness issued in exchange for Senior Debt) at least to the same extent as the Notes or the Guarantees, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment, are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

      "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

      "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of September 2, 1998, relating to the Empress Merger, as in effect on the Issue Date, without regard to any amendment, supplement or waiver after the Issue Date which alters the terms of the Empress Merger in any material respect.

      "Merger Release Amount" means the amount by which the value of the assets in the Secured Proceeds Account exceeds $159 million.

      "Moody's" means Moody's Investors Services, Inc. and its successors.

      "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company, in the case of a sale of Qualified Capital Stock, and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities of the Company (including options, warrants, rights and convertible or exchangeable debt) that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (1) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, (2) the amount of any liabilities relating to the assets sold or transferred that are retained by the Company or its Subsidiaries, and (3) an amount (estimated reasonably and in good faith by the Company or required by the terms of such Asset Sale agreement) of a reserve for indemnifications and warranties or representations made in connection with such Asset Sale.

      "New Credit Facility" means a credit agreement to be entered into by and among the Company, certain of its Subsidiaries, certain financial institutions as lenders and an agreed upon financial institution, as agent, providing for (1) an aggregate $125 million term loan facility, and (2) an aggregate $250 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "New Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the New Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any New Credit Facility and all refundings, refinancings and replacements of any New Credit Facility, including any agreement (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.7 hereof or (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

      "Non-Recourse Indebtedness" means Indebtedness of a Person to the extent that under the terms thereof (including any related instruments, documents or filings) no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness or the Indebtedness refinanced by such Indebtedness and as to which neither the Company nor any Subsidiary provides any guarantee, collateral or other credit support of any kind whatsoever.

      "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Notes or the Guarantees or this Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement, in each case as such documents may be amended from time to time.

      "Offering Memorandum" means the final offering memorandum, dated May 6, 1999, relating to the offer and sale of the Series A Notes.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

      "Officers' Certificate" means an officers' certificate executed by two Officers of the Company that meets the requirements of Section 12.4 and 12.5 hereof to be delivered upon the occurrence of certain events as set forth in this Indenture.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

      "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

      "Permitted Indebtedness" means that:

                  (a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and represented by this Indenture and the Guarantees thereof up to the amounts being issued on the Issue Date;

                  (b) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (a) or this clause (b) of this definition or incurred under the Debt Incurrence Ratio test or clause (1) of paragraph (c) of Section 4.7 hereof, or which is outstanding on the Issue Date (less the amount of any of Indebtedness of the Company or its Subsidiary (other than under the Horseshoe Credit Agreement) in existence on the Issue Date repaid on or after the Issue Date);

                  (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry or pursuant to self-insurance obligations; provided, that the aggregate amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness) shall at no time exceed $5 million;

                  (d) the Company may incur Indebtedness or issue Disqualified Capital Stock to any Subsidiary, and any Subsidiary may incur Indebtedness or issue Disqualified Capital Stock to any other Subsidiary or to the Company; provided, however, that such obligations shall be evidenced by an intercompany note and, in any case where the Company or a Guarantor is the obligor, shall be subordinated in all respects to the Company's Obligations pursuant to the Notes and the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and the Guarantor's Obligations pursuant to the Guarantee of Obligations of the Company under the Notes and the Horseshoe Credit Agreement or the New Credit Facility, as the case may be;

                  (e) the Company and any Subsidiary may post a bond or surety obligation (or incur an indemnity or similar obligation) to or in favor of any Governmental Authority in order to prevent the impairment or loss by the Company or any Subsidiary of or to obtain for the Company or any Subsidiary a Gaming License, to the extent required by applicable law and consistent in character and amount with customary industry practice; and

                  (f) the Company and any Subsidiary may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be outstanding, provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates.

      "Permitted Liens" means (a) Liens existing on the Issue Date, (b) Liens imposed by Governmental Authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business,
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; provided, however, that any such liens are not incurred in connection with any borrowing of money or any commitment to loan any money or extend any credit, (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto, (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation, (h) Liens securing this Indenture and the Notes,
(i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets, (j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (a) of Section 4.7 hereof, provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness, (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary, (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business, (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced, (n) Liens securing Indebtedness incurred under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, in accordance with Section 4.7 hereof, (o) any (x) interest or title of a lessor or sublessor under any lease, including under any Capitalized Lease Obligation, (y) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (z) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in subclause (y), and (p) Liens in favor of the Company or any of its Subsidiaries.

      "Permitted Tax Distributions" in respect of the Company, and each of its Subsidiaries that qualify as a Flow Through Entity shall mean, with respect to any taxable year, the sum of: (I) the product of (A) the excess of (i) all items of taxable income or gain (other than capital gain) allocated by the Company and each such Subsidiary to their respective Equity Holders for that year over (ii) all items of taxable deduction or loss (other than capital loss) allocated to such Equity Holders by the Company and each such Subsidiary, respectively, for such year and (B) the Applicable Income Tax Rate, plus (II) the product of (A) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, allocated by us and each such Subsidiary to their respective Equity Holders for such year and (B) the Applicable Capital Gain Tax Rate, plus (III) taking into account the capital gain and loss of the Company and each such Subsidiary, respectively, the product of (A) the net short-term capital gain (i.e., net short-term capital gain in excess of net long-term capital loss), if any, allocated by the Company and each such Subsidiary to their respective Equity Holders for such year and (B) the Applicable Income Tax Rate, minus (IV) the aggregate Tax Loss Benefit Amounts for the Company and each such Subsidiary, respectively, for such year. For purposes of calculating the amount of Permitted Tax Distributions of the Company, the proportionate part of the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary which is a Flow Through Entity shall be included in determining taxable income, gain, deduction or loss (including capital gain or loss) of the Company.

      Estimated tax distributions shall be made within fifteen days following March 31, May 31, August 31, and December 31 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year. Promptly after filing by the Company and each such Subsidiary of their respective annual tax return, each Equity Holder shall reimburse the Company or the applicable Subsidiary, as the case may be, to the extent such estimated tax distributions made to such Equity Holder exceeded the actual Permitted Tax Distributions, as determined on the basis of such tax returns filed in respect of such taxable year for that Equity Holder and the Company or the applicable Subsidiary, as the case may be, shall make a further payment to its respective Equity Holders to the extent such estimated tax distributions were less than the tax distributions actually payable to such Equity Holders with respect to such taxable year. If the appropriate Federal or state taxing authority finally determines that the amount of the items of the Company or any Subsidiary's taxable income, gain, deduction or loss (including capital gain or loss) for any taxable year or the aggregate Tax Loss Benefit Amounts carried forward to such taxable year should be changed or adjusted, then each Equity Holder shall reimburse the Company or the applicable Subsidiary, as the case may be, to the extent the Permitted Tax Distributions previously made to such Equity Holder in respect of that taxable year exceeded the Permitted Tax Distributions with respect to such taxable year taking into account such change or adjustment for that Equity Holder, or as the case may be, the Company shall make a further payment to its respective Equity Holders to the extent the Permitted Tax Distributions previously paid to such Equity Holder were less than the Permitted Tax Distributions payable to such Equity Holders with respect to such taxable year taking into account such change or adjustment.

      To the extent that any tax distribution would otherwise be made to any Equity Holder at a time when an obligation of such Equity Holder to make a payment to us or the applicable Subsidiary pursuant to the two previous sentences remains outstanding, the amount of any tax distribution to be made shall be reduced by the amounts such Equity Holder is obligated to pay the Company or the applicable Subsidiary.

      "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

      "Pledged Securities" means "Pledged Securities" as defined in the Security Agreement to be purchased by the Securities Intermediary with $342,265,625 of the net proceeds from the Notes, which the Securities Intermediary will deposit in the Secured Proceeds Account as provided in the Security Agreement.

      "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

      "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

      "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act of 1933, as amended, unless otherwise specifically stated herein.

      "Public Equity Offering" means an underwritten offering of common stock of the Company for cash pursuant to an effective registration statement under the Securities Act.

      "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is related to a Related Business of the Company and which is incurred concurrently with (or within 270 days following) such acquisition and is secured only by the assets so financed.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

      "Qualified Exchange" means any defeasance, redemption, repurchase, or other acquisition of Capital Stock or Subordinated Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock of the Company or in exchange for Qualified Capital Stock of the Company.

      "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

      "Rating Category" means currently (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

      In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (currently + and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB - to B+, will constitute a decrease of one gradation).

      "Rating Decline" means the occurrence, on or within 90 days after the earliest to occur of (1) a Change of Control, and (2) the date of the first public notice of the occurrence of a Change of Control or of the intention by any Person to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of a decrease in the rating of the Notes by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

      "Record Date" means a Record Date specified in the Notes, whether or not such date is a Business Day.

      "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

      "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

      "Reg S Permanent Global Note" means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg
S Temporary Global Note upon expiration of the Distribution Compliance Period.

      "Reg S Temporary Global Note" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Reg S Temporary Global Note Legend" means the legend set forth in Section 2.6(g)(iii), which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

      "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

      "Regulation S Global Note" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

      "Related Business" means the gaming (including pari-mutuel betting) business and any and all reasonably related businesses (including the ownership and/or operation of entertainment facilities and hotels) necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, river boat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

      "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

      "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

      "Restricted Global Note" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

      "Restricted Investment" means, in one or a series of related transactions, any Investment other than (i) in Cash Equivalents and in Investments of the type set forth in clause (v) of the definition of Cash Equivalents that have a maturity longer than one year so long as the Average Life of all such Investments does not exceed 15 months, (ii) extensions of credit to customers of Casinos consistent with industry practice in the ordinary course of business,
(iii) Investments in a Person engaged in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary or such Person is immediately merged with or into the Company or a Subsidiary and (iv) Investments by the Company in any Subsidiary or by a Subsidiary in any other Subsidiary, or any loan or advance by any Subsidiary to the Company to the extent permitted by clause (d) of the definition of "Permitted Indebtedness."

      "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, and (d) any Restricted Investment (including, in any case, the designation of such Person as an Unrestricted Subsidiary) by such Person; provided, however, that the term "Restricted Payment" does not include (i) (A) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer or (B) the acquisition by the issuer or a Wholly Owned Subsidiary of such issuer of Equity Interests of another Subsidiary or an Unrestricted Subsidiary of such issuer, in the case of each of (A) and (B) of this clause (i), to the extent payable solely in shares of Qualified Capital Stock of such issuer, (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiaries, by any of its Subsidiaries, (iii) loans or advances to officers or employees of the Company or any of its Subsidiaries (other than Mr. Binion, Phyllis Cope and members of the families of the foregoing persons) (a) to pay business related expenses or relocation costs of such officers or employees in connection with their employment by the Company or any of its Subsidiaries in an aggregate amount outstanding at any time not exceeding $5 million for all such officers and employees or (b) for the purchase price of Equity Interests of the Company or any Subsidiary (provided that the Equity Interests purchased with the proceeds of such loan or advance shall be pledged to the Company or the Subsidiary, as applicable, as security for the repayment of such loan or advance), (iv) any Investment received as consideration for any Asset Sale to the extent that the Company or any of its Subsidiaries is permitted to receive such Investment without violating the provisions of Section 4.13 hereof, (v) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Indenture pursuant to the reorganization, bankruptcy or liquidation of such person, and (6) the liquidating distributions and related transactions contemplated by the Internal Consolidation.

      "RPG" means Robinson Property Group, Limited Partnership, a Mississippi limited partnership.

      "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

      "SEC" means the United States Securities and Exchange Commission, or any successor agency.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Securities Intermediary" means U.S. Trust Company, National Association, as securities intermediary under the Security Agreement.

      "Security Agreement" means the Security and Control Agreement, dated as of the Issue Date, among the Company, the Trustee and the Securities Intermediary.

      "Senior Debt" of the Company or any Guarantor means Indebtedness of the Company or such Guarantor arising under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or any other Indebtedness permitted to be incurred under this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of the Company or such Guarantor, provided, that in no event shall Senior Debt include (a) Indebtedness of the Company to any of its Affiliates, (b) Indebtedness incurred in violation of the terms of this Indenture, (c) Indebtedness to trade creditors, and (d) any liability for taxes owed or owing by us or such Guarantor.

      "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

      "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act as in effect on the Issue Date.

      "Special Record Date" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12.

      "Stated Maturity" or "stated maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable (which shall mean May 15, 2009 with respect to the Notes) and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

      "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Notes or such Guarantee, as applicable.

      "Subsidiary," with respect to any Person, means (a) a corporation a majority of whose Voting Equity Interests is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (c) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or a Subsidiary of a Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

      "Tax Loss Benefit Amount" as to any taxable year of the Company or any of its Subsidiaries shall mean the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of such entity ending subsequent to the Issue Date carried forward to the applicable taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be utilized only once and in each case shall be carried forward to the next succeeding taxable year until so utilized.

      "Transfer Restricted Notes" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

      "Unrestricted Global Note" means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

      "Unrestricted Subsidiary" means any Person that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company) provided that such Subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Board of Directors of the Company may designate any Person (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired, but excluding RPG, HE, Empress Indiana and Empress Illinois) to be an Unrestricted Subsidiary if (a) such Restricted Payment is not prohibited by Section 4.9 hereof, (b) such Person does not, at the time of designation, own any Equity Interests of, or own or hold any Lien on any property of, or hold any debt of, the Company or a Subsidiary, and (c) such Person does not, at the time of designation, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (other than Non-Recourse Indebtedness). Any such designation constitutes a Restricted Payment for purposes of Section 4.9 hereof. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio under Section 4.7 hereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

      "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

      "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

      "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of directors, members or partners generally.

      "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company and/or one or more Wholly Owned Subsidiaries of the Company.

SECTION 1.2 OTHER DEFINITIONS

            Term                                        Defined in Section
            ----                                        ------------------
            "Acceptable Terms"                          4.20
            "Affiliate Transaction"                     4.12
            "Asset Sale"                                4.13
            "Asset Sale Offer"                          4.13
            "Asset Sale Offer Amount"                   4.13
            "Asset Sale Offer Period"                   4.13
            "Asset Sale Offer Price"                    4.13
            "Authentication Order"                      2.2
            "Bankruptcy Law"                            6.1
            "Benefitted Party"                          10.1
            "Change of Control Mandatory Redemption"    3.8
            "Change of Control Mandatory
             Redemption Date"                           3.8
            "Change of Control Mandatory
             Redemption Price"                          3.8
            "Change of Control Offer"                   4.14
            "Change of Control Offer Period"            4.14
            "Change of Control Purchase Date"           4.14
            "Change of Control Purchase Price"          4.14
            "Covenant Defeasance"                       8.3
            "Custodian"                                 6.1
            "Debt Incurrence Ratio"                     4.7
            "Defaulted Interest"                        2.12

            "DTC"                                       2.3
            "Earliest Redemption Date"                  4.21
            "Empress Change of Control Disbursement
            Request"                                    4.20
            "Empress Merger Disbursement Request"       4.20
            "Excess Proceeds"                           4.13
            "Guarantee Obligations"                     10.1
            "incur" or "incurrence"                     4.7
            "Incurrence Date"                           4.7
            "Investment Company Act"                    4.17
            "Legal Defeasance"                          8.2
            "Mandatory Redemption"                      3.8
            "Mandatory Redemption Date"                 3.8
            "Mandatory Redemption Price"                3.8
            "Paying Agent"                              2.3
            "Payment Blockage Period"                   11.2
            "Payment Default"                           11.2
            "Payment Notice"                            11.2
            "Registrar"                                 2.3
            "Secured Proceeds Account"                  3.8
            "Senior Notes"                              4.21
            "Tender Offer"                              4.21
            "Triggering Event"                          3.8
            "Triggering Event Mandatory Redemption"     3.8
            "Triggering Event Mandatory Redemption
            Date"                                       3.8
            "Triggering Event Mandatory Redemption
            Price"                                      3.8

SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Notes;

            "indenture security Holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Notes means the Company, each Guarantor and any successor obligor upon the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4 RULES OF CONSTRUCTION

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) provisions apply to successive events and transactions;

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (7) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II
                                   THE NOTES

SECTION 2.1 FORM AND DATING

            (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

            (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.2 EXECUTION AND AUTHENTICATION

            Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $600,000,000 in aggregate principal amount. The aggregate principal amount of Notes outstanding at any time may not exceed $600,000,000, except in accordance with Section 2.8. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3 REGISTRAR, PAYING AGENT AND DEPOSITARY

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent and in such event any such Paying Agent shall have the obligation to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5 HOLDER LISTS

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.6 TRANSFER AND EXCHANGE

            (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or
Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                        (B) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in

      Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

                  (iv) Transfer or Exchange of Reg S Temporary Global Notes. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                        (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (2) thereof,

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph
      (D), an Opinion of Counsel, and from legal counsel, in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this
Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, and an Opinion of Counsel for the Company as to certain matters discussed in this
Section 2.6(f) the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(ii) and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

            The Opinion of Counsel for the Company referenced above shall state that:

            (1) the issuance and sale of the Exchange Notes by the Company have been duly authorized and, when executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by
      (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law); and

            (2) if applicable, when the Exchange Notes are executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Guarantees by the Guarantors endorsed thereon will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law).

            (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

      (1) REPRESENTS THAT, IN CONNECTION WITH EXEMPT RESALES OF THE NOTES BY DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, CIBC INC., UTENDAHL CAPITAL PARTNERS, L.P. AND WASSERSTEIN PERELLA SECURITIES, INC. (THE "INITIAL PURCHASERS"), (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

      (2) AGREES THAT, IN CONNECTION WITH RESALES AND TRANSFERS OF THE NOTES OTHER THAN EXEMPT RESALES OF THE NOTES BY THE INITIAL PURCHASERS, IT WILL NOT RESELL OR OTHER WISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANS-

      FER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANS FER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

      (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSON" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                        (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
      (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

        "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH

        NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
        2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

        "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY
        OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (iii) Reg S Temporary Global Note Legend. To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

      "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR

      THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

               (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.13 and 4.14 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

            Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this
Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7 REPLACEMENT NOTES

            If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in both the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8 OUTSTANDING NOTES

            The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9 TREASURY NOTES

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY NOTES

            Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 CANCELLATION

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 DEFAULTED INTEREST

            Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

            Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13 CUSIP NUMBERS

            The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III
                                   REDEMPTION

SECTION 3.1 NOTICES TO TRUSTEE

            If the Company elects to redeem Notes pursuant to the redemption provisions of Sections 3.7 and 3.9 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee or if a shorter period is requested or prescribed by order of any Gaming Authority as set forth in Section 3.9 hereof) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2 SELECTION OF NOTES TO BE REDEEMED

            If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes (other than as provided in Section 3.9 hereof) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. Any such determination shall be conclusive. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3 NOTICE OF REDEMPTION

            Subject to the provisions of Sections 3.7 and 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed (unless a shorter notice provision is requested or prescribed by order of any Gaming Authority) at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION

            Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5 DEPOSIT OF REDEMPTION PRICE

            On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6 NOTES REDEEMED IN PART

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7 OPTIONAL REDEMPTION

            (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this Section
3.7 prior to May 15, 2004. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after May 15, 2004, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing May 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date:

         Year                                              Percentage
         ----                                              ----------
         2004................................................104.313%
         2005................................................102.875%
         2006................................................101.438%
         2007 and thereafter..................................100.00%

            (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time or from time to time until May 15, 2002, up to 35% of the aggregate principal amount of the Notes originally issued under this Indenture may be redeemed at the option of the Company within 90 days of a Public Equity Offering, on not less than 30 days, but not more than 60 days, prior notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 108.625% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive the corresponding interest (and the corresponding Liquidated Damages, if any) due on the Interest Payment Date\ that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date; provided that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture remain outstanding. In the event the Company is required to consummate, and does so consummate, a Mandatory Redemption in accordance with the terms hereof, the aggregate principal amount of Notes originally issued pursuant to this Indenture shall be deemed to be reduced by the aggregate principal amount of Notes subject to the Mandatory Redemption.

            (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8 MANDATORY REDEMPTION

            Upon issuance of the Series A Notes, the Company shall deliver $342.3 million of the net proceeds from the sale of the Series A Notes to the Securities Intermediary. The Securities Intermediary shall invest such net proceeds in Pledged Securities and will deposit the Pledged Securities into a securities account (the "Secured Proceeds Account") maintained by the Securities Intermediary in accordance with the Security Agreement. In accordance with the procedures set forth in the Security Agreement, the Securities Intermediary shall liquidate the assets in the Secured Proceeds Account and deliver the proceeds thereof (after deducting the customary expenses of the Trustee and Securities Intermediary), as applicable, to (1) the Company to be used as set forth in Section 4.20 hereof and/or (2) the Trustee to redeem Notes as set forth in clauses (a) through (c) below.

            (a) If (i) the Empress Merger has not occurred by December 1, 1999, or (ii) the Company has determined that the Empress Merger will not occur by that date on substantially the terms set forth in the Merger Agreement and the Offering Memorandum (each, a "Triggering Event"), the Company shall, in accordance with the procedures set forth in clause (c) below and in the Security Agreement, redeem (a "Triggering Event Mandatory Redemption") $325 million aggregate principal amount of Notes, for a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon through the redemption date (the "Triggering Event Mandatory Redemption Price"), together with Liquidated Damages, if any. The Triggering Event Mandatory Redemption must occur on a date (the "Triggering Event Mandatory

Redemption Date"), which is no later than the earlier of (i) December 8, 1999, and (ii) 10 Business Days after the Triggering Event.

            (b) If (i) after consummation of the Empress Change of Control Offer, more than $75 million aggregate principal amount of Empress Notes remain outstanding, or (ii) the Company fails to consummate the Empress Change of Control Offer on or before the 35th Business Day after consummation of the Empress Merger, the Company shall, in accordance with the procedures set forth in clause (c) below and in the Security Agreement, redeem (a "Change of Control Mandatory Redemption") Notes having an aggregate principal amount equal to the principal amount of Empress Notes that remain outstanding on the Change of Control Mandatory Redemption Date (as defined below), for a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon through the Change of Control Mandatory Redemption Date (the "Change of Control Mandatory Redemption Price") together with Liquidated Damages, if any. The "Change of Control Mandatory Redemption Date" shall be the date which is the earlier of (1) five Business Days after consummation of the Empress Change of Control Offer and
(2) 40 Business Days after the Empress Merger.

            (c) In the event of either a Triggering Event Mandatory Redemption or an Empress Change of Control Mandatory Redemption (each, a "Mandatory Redemption"), the Trustee will direct the Securities Intermediary to liquidate assets in the Secured Proceeds Account in an amount to generate sufficient net proceeds (after deducting the customary expenses of the Trustee and Securities Intermediary) to pay, as applicable, the Triggering Event Mandatory Redemption Price or the Change of Control Mandatory Redemption Price (each, a "Mandatory Redemption Price") and to deliver the net proceeds to the Trustee. In either event, notice of a Mandatory Redemption will be mailed to each Holder of Notes to be redeemed, at its registered address, at least five Business Days before, as applicable, the Change of Control Mandatory Redemption Date or the Triggering Event Mandatory Redemption Date (each, a "Mandatory Redemption Date"). On the Mandatory Redemption Date, upon payment to the Holders of the Mandatory Redemption Price, a portion of each Holder's Notes (equal to that Holder's pro rata share of the Notes to be redeemed) shall, automatically and without any further action by that Holder, be deemed to be no longer outstanding for any purpose under this Indenture.

            (d) Except as set forth above and in Section 3.9 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes (however, the Company is required to offer to repurchase Notes in accordance with the provisions of Sections 4.13 and 4.14 below) and the Notes shall not have the benefit of any sinking fund.

SECTION 3.9 MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

            Each Holder, by accepting a Note, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a Person who is a Holder or the beneficial owner of Notes be licensed, qualified or found suitable under applicable Gaming Laws, such Holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option (a) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority, or (b) to redeem such Notes at a redemption price equal to the lesser of (i) such Person's cost or (ii) 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable Gaming Authority.

            The Company shall notify the Trustee in writing of any such redemption as soon as practicable, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable Gaming Authority. The Company shall not be responsible for any costs or expenses any Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding or suitability.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1 PAYMENT OF NOTES

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.

            The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY

            The Company and any Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

            The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or recission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION 4.3 SEC REPORTS AND REPORTS TO HOLDERS

            (a) Whether or not the Company or any direct or indirect parent of the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Notes identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such documents with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission. In lieu of filing and providing reports as set forth above, the Company may, so long as any direct or indirect parent of the Company owns 100% of the Capital Stock of the Company and if permitted by the Commission, include in the reports filed and provided by such direct or indirect parent of the Company such financial information and narrative disclosure regarding the Company and any Guarantors as required by the Commission in lieu of filing such reports by the Company.

            (b) For so long as any Transfer Restricted Notes remain outstanding, the Company shall make available (which shall include filings by EDGAR) to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4 COMPLIANCE CERTIFICATE

            (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently December 31.

            (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5 TAXES

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and any Guarantors to satisfy their obligations under the Notes, any Guarantees and this Indenture.

SECTION 4.6 STAY, EXTENSION AND USURY LAWS

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED
            CAPITAL STOCK

            Except as set forth in this Section 4.7, the Company and any Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing if (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (2) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio"), then the Company and any Guarantors may incur such Indebtedness or Disqualified Capital Stock; provided, however, that the Company may not incur such Indebtedness or Disqualified Capital Stock prior to the Internal Consolidation.

            The foregoing limitations will not apply to:

            (a) the incurrence, after the Internal Consolidation by the Company, or at any time by any Subsidiary, of Purchase Money Indebtedness; provided, that such Indebtedness is either (1) Non-Recourse Indebtedness or (2) limited in aggregate amount (including any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) incurred and outstanding at any time pursuant to this clause (a)(2) to the lesser of (A) $15 million per Casino, and (B) 100% of the original cost (determined in accordance with GAAP in good faith by the Board of Directors of the Company) to the Company or such Subsidiary, as applicable, of the property so purchased, constructed, improved or leased, on a Casino by Casino basis;

            (b) the incurrence, after the Internal Consolidation by the Company, or at any time by any Guarantor, of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (including any

      Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of not more than $25 million;

            (c) (1) prior to the Empress Merger, the incurrence by Horseshoe Gaming and RPG of Indebtedness pursuant to the Horseshoe Credit Agreement and related guarantee, respectively, in an aggregate amount incurred and outstanding at any time pursuant to this clause (1) of this paragraph (c) (including any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of not more than $20 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13 hereof or (ii) assumed by a transferee in an Asset Sale; provided, that following the consummation of a Triggering Event Mandatory Redemption, the amount of such Indebtedness permitted to be incurred and outstanding at any time pursuant to this clause (1) shall be not more than $100 million; and (2) from and after the Empress Merger, the incurrence by the Company or any Guarantor of Indebtedness pursuant to the New Credit Facility in an aggregate amount incurred and outstanding at any time pursuant to this clause (2) of this paragraph (c) (including any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of not more than $375 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section
      4.13 hereof or (ii) assumed by a transferee in an Asset Sale; provided, however, that the maximum amount permitted to be outstanding under either clause (1) or clause (2) of this paragraph (c) shall not be deemed to limit additional Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, to the extent the incurrence of such additional Indebtedness was permitted and incurred pursuant to the Debt Incurrence Ratio;

            (d) each of the Company's Subsidiaries that owns a Casino may incur up to $5 million of working capital Indebtedness at any time outstanding pursuant to this clause (d) (including any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness);

            (e) prior to consummation of the Empress Change of Control Offer and as a result of the Empress Merger, not more than $150 million aggregate principal amount of the Empress Notes; and

            (f) in the event that the Empress Merger is consummated, the amount of the Empress Notes not redeemed in the Empress Change of Control Offer; provided, that the Company complied with its obligations under Section 3.8 hereof and make any Credit Facility Reduction described in Section 4.20 hereof.

      Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

            Notwithstanding any other provision of this Section 4.7, and to avoid duplication only, a guarantee of Indebtedness of the Company or a Guarantor incurred in accordance with the terms of this Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Subsidiary of the Company will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence, the Company may designate the provision of this Section 4.7 pursuant to which such Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7, except as stated otherwise in the foregoing provisions.

SECTION 4.8 LIMITATION ON LIENS SECURING INDEBTEDNESS

            The Company and any Guarantors shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom securing any Indebtedness of the Company or any Subsidiary other than Senior Debt, unless the Company provides, and causes their Subsidiaries to provide, concurrently therewith, that the Notes and the applicable Guarantees are equally and ratably so secured; provided, that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes (and any


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

related applicable Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes (and any related applicable Guarantees). The Company shall not create, incur, assume or suffer to exist any Lien of any kind on the Horseshoe Note or the Secured Proceeds Account, except in favor of the Trustee for the benefit of the Holders.

SECTION 4.9 LIMITATIONS ON RESTRICTED PAYMENTS

            The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.7 hereof, or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of (a) 50% of the aggregate Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the latest fiscal quarter ended immediately prior to the date of each such calculation for which financial statements are available (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of Qualified Capital Stock (other than (i) to a Subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange) after the Issue Date, plus (c) the aggregate Net Cash Proceeds received by the Company from a Capital Contribution after the Issue Date, plus
(d) the amount by which the Company's or any Guarantor's Indebtedness (other than Subordinated Indebtedness) is reduced on the Company's balance sheet upon the conversion or exchange for Equity Interests of the Company (other than (x) Disqualified Capital Stock and (y) an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any Subsidiary of the Company) subsequent to the end of the most recent fiscal quarter ended immediately after the Issue Date of any Indebtedness (other than Subordinated Indebtedness) of the Company or any Guarantor which by its terms is convertible or exchangeable for Equity Interests (other than Disqualified Capital Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Subsidiary upon such conversion or exchange), plus (e) the amount (not to exceed the aggregate amount of Investments previously made by the Company or any


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

Guarantor which were treated as a Restricted Payment and counted against the amount available under this clause (3)) equal to the net reduction in Investments resulting from either (1) any dividends, repayments of loans or advances or other transfers of assets to the Company or any Guarantor or the satisfaction or reduction (other than by means of payments by the Company or any Subsidiary) of obligations of other Persons which have been guaranteed by the Company or any Guarantor or (2) the redesignation of an Unrestricted Subsidiary as a Subsidiary which executes a Guarantee; provided, however, that the amount of anything credited pursuant to this clause (e) shall not exceed its fair market value at the time of transfer or redesignation, as the case may be.

            Notwithstanding the foregoing, except for Restricted Payments permitted pursuant to clauses (1) and (6) below and, to the extent such Restricted Payment is used to repurchase or redeem the Equity Interests of Horseshoe Gaming not owned by the Company as of the Issue Date, clause (7) below, the Company shall not make any Restricted Payments prior to the Internal Consolidation.

            The foregoing clauses (2) and (3) of the first paragraph of this covenant, however, will not prohibit (1) with respect to each tax year that the Company qualifies as an "S corporation" under the Code, or any similar provision of state or local law, Permitted Tax Distributions in respect of the jurisdictions in which the Company so qualifies; provided, however, that prior to any Permitted Tax Distributions a knowledge able and duly authorized Officer of the Company certifies, and counsel reasonably acceptable to the Trustee opines, that the Company, and each Subsidiary in respect of which such distributions are being made, qualifies as a Flow Through Entity for Federal income tax purposes and for the states in respect of which such distributions are being made and that at the time of such distribution, the Company's most recent audited financial statements, as provided to the Trustee pursuant to
Section 4.3 hereof, provided that the Company and each such Subsidiary were treated as Flow Through Entities for the period of such financial statements,
(2) any dividend, distribution or other payments by any Subsidiary of the Company on its Equity Interests that is paid pro rata to all holders of such Equity Interests, (3) a Qualified Exchange, (4) the payment of any dividend on or redemption of Qualified Capital Stock within 60 days after the date of its declaration or authorization if such dividend or redemption could have been made on the date of such declaration or authorization in compliance with the foregoing provisions, (5) Investments in one or more Persons in an amount not in excess of $50 million in the aggregate at any one time outstanding measured at the time made or returned, as applicable, for all such Investments made in any one or more Persons in reliance upon this clause (5), for the purpose of developing, constructing or acquiring


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

(a) a Casino or Casinos or, if applicable, any Related Business in connection with such Casino or Casinos, or (b) a Related Business to be used primarily in connection with an existing Casino or Casinos; provided, that to the extent the Company or any Subsidiary has received cash distributions from any such Person, the amount thereof will be deemed to reduce the amount of Investments (by 50% in the case of returns in excess of capital and by 100% in the case of return of capital) then outstanding under this clause (5) (but not below zero) for the purposes of the $50 million limit (the amount of any such reduction to be without duplication to amounts available for Restricted Payments under clause
(3) of the first paragraph of this covenant), (6) the redemption or repurchase of any Equity Interests or Indebtedness of the Company or any of its Subsidiaries (other than any Equity Interests or Indebtedness that is held or beneficially owned by any Excluded Person) required by the redemption provisions described in Section 3.9 hereof (or any substantially comparable provision governing other Indebtedness), and (7) further Restricted Payments of any type which in the aggregate do not exceed $50 million for all such Restricted Payments permitted by this clause (7) taken together; provided, however, that no payment may be made pursuant to this clause (7) unless the Company could then incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.7 hereof, after taking into account any funding of such Restricted Payments; provided, further, however, that up to an additional $50 million of Restricted Payments of any type may be made under this clause (7) if, immediately after giving effect to such Restricted Payment, after taking into account the funding of such Restricted Payment, the Consolidated Coverage Ratio for the Reference Period immediately preceding such Restricted Payment would be at least 3.0 to 1.0.

            The full amount of any Restricted Payment made pursuant to the foregoing clauses (2), (4) and (6) (but not pursuant to clause (1), (3), (5) or (7)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this Section 4.9.

            For purposes of this Section 4.9, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company.


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

SECTION 4.10 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
             SUBSIDIARIES

            The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to make any transfer of assets or property to or on behalf of, or make or pay any loans or advances to or on behalf of, the Company or any Subsidiary, except (a) other than as provided by clause (e) below, restrictions imposed by the Notes or this Indenture or by other Indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking senior or pari passu with the Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, permitted by Section 4.7 hereof, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph (a) of Section 4.7; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, and (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c), (d), (e), (g) or this clause (h) of this Section
4.10 that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

            Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business,


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

consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

SECTION 4.11 LIMITATION ON LINES OF BUSINESS

            Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

SECTION 4.12 LIMITATION ON TRANSACTIONS WITH AFFILIATES

            Neither the Company nor any of its Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions), (1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $5 million, unless (a) such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction, if any, and (b) prior to the consummation thereof, the Company obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

SECTION 4.13 LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

            Prior to the Internal Consolidation, the Company and any Guarantors will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, consummate an Asset Sale (as defined below), other than any transaction described in clauses (1), (3), (4) and (5) of the fourth paragraph of this Section 4.13.

            Following the Internal Consolidation, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or any Subsidiary of the Company or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

            (l) (a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied (i) within 270 days after the date of such Asset Sale to the optional redemption of the Notes in accordance with the terms of this Indenture and other Indebtedness of the Company ranking on a parity with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or (ii) within 300 days after the date of such Asset Sale to the repurchase of the Notes and such other Indebtedness on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of payment, made within 270 days of such Asset Sale, or

            (b) within 270 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be a part of a Related Businesses of the Company or one of its Subsidiaries immediately following such transaction, or (ii) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, Indebtedness outstanding under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or other Senior Debt the terms of which require retirement upon such Asset Sale, on a pro rata basis and, to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (b), (c) or (d), as applicable, of
      Section 4.7 hereof (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount);

            (2) 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents;

            (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, unless such Asset Sale is in consideration solely of cash or Cash Equivalents and such consideration is applied immediately to the permanent reduction of the amount of Indebtedness outstanding under the New Credit Facility or other bank credit facility debt which is incurred pursuant to clause (c)(1) or (2) of
      Section 4.7 hereof; and

            (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives not less than fair market value for such Asset Sale.

            An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in 1(a)(i) or 1(b) above (the "Excess Proceeds") exceeds $10 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following each Asset Sale Offer the Excess Proceeds amount shall


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

be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of, (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company and the Subsidiaries are fully released from all obligations relating thereto and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received).

            Notwithstanding, and without complying with, the provisions of this
Section 4.13, (1) the Company and its Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents, (2) following the Internal Consolidation, the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V hereof, (3) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable, (4) the Company's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets (including by way of Merger) to the Company or any other Subsidiary and the Company may convey, sell, transfer, assign or otherwise dispose of assets to any Subsidiary, and (5) the Company and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind or grant Liens not prohibited by this Indenture.

            Upon the accumulation of $10 million of Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) each dollar of Net Cash Proceeds from an Event of Loss that exceeds such amount shall be (1) applied to the redemption or repurchase of the Notes and other of Indebtedness of the Company ranking on a parity with the Notes and with similar provisions requiring the Company to redeem or repurchase such Indebtedness (pro rata in proportion to the respective principal amounts or (accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding), (2) invested in assets and property (other than notes, bonds, obligation and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be a part of a Related Business of the Company or one of its Subsidiaries immediately following such Event of Loss or (3) used to retire

Purchase Money Indebtedness secured by the asset which was the subject of the Event of Loss, Indebtedness outstanding under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or other Senior Debt the terms of which so require and to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (b), (c) or (d), as applicable, of Section 4.7 hereof (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), all within the time periods and as otherwise provided above in clauses 1(a) or 1(b) of the first paragraph of this
Section 4.13.

            Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, compliance by the Company or any of its Subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.13.

            If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

SECTION 4.14 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF
             CONTROL

            In the event that a Change of Control Triggering Event has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control Triggering Event, at a cash price equal to 101% of the principal amount thereof (the "Change of


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

Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control Triggering Event and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

            Prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control Triggering Event, the Company will (1)(a) repay in full and terminate all commitments of Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and all other Senior Debt the terms of which require repayment upon a Change of Control Triggering Event or (b) offer to repay in full and terminate all commitments of Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer in full or
(2) obtain the requisite consents under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and all such other Senior Debt to permit the repurchase of the Notes as provided herein. The failure of the Company to comply with the preceding sentence shall constitute an Event of Default described in clause (3), but without giving effect to the stated exceptions in such clause, of Section 6.1 hereof.

            Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, including any requirements to repay in full all Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or obtain the consents of such lenders to such Change of Control Offer as set forth in the previous paragraph, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            On or before the Change of Control Purchase Date, the Company shall
(1) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, thereon) of all Notes so tendered and

(3) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, thereon) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

            Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations hereunder.

            If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders (if different than the holders on the Record Date) who tender the Notes pursuant to the Change of Control Offer.

SECTION 4.15 LIMITATION ON LAYERING INDEBTEDNESS

            The Company and any Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or any Guarantor unless, by its terms, such Indebtedness (1) has a final stated maturity date on or subsequent to the Stated Maturity of the Notes and an Average Life longer than that of the Notes and (2) is subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.


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

SECTION 4.16 GUARANTORS

            Upon consummation of the Empress Merger, all then present and future Wholly Owned Subsidiaries of the Company shall jointly and severally guaranty irrevocably and unconditionally all principal, premium, if any, Liquidated Damages, if any, and interest on the Notes on a senior subordinated basis and shall execute a Guarantee substantially in the form of Exhibit E hereto and deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee regarding the due authorization, execution and delivery of the Guarantee. In addition, if any Subsidiary of the Company that is not a Guarantor guarantees any other Indebtedness of the Company or any Subsidiary that is pari passu or subordinate to the Notes, then such Subsidiary must become a Guarantor and shall execute a Guarantee substantially in the form of Exhibit E hereto and deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee regarding the due authorization, execution and delivery of the Guarantee. Notwithstanding the foregoing, the Subsidiaries of Horseshoe Gaming will not be required to guarantee the Notes until the Company consummates the Internal Consolidation. In connection with the foregoing, the Company has agreed
(1) until the Company consummates the Internal Consolidation, to own directly at least 90% of Horseshoe Gaming, and (2) that upon consummation of the Empress Merger, RPG, HE, Empress Indiana and Empress Illinois will be Wholly Owned Subsidiaries of the Company and, therefore, Guarantors.

            The obligation of any potential Guarantor to execute a Guarantee will be subject to the receipt of any approval required by any Gaming Authority, which the Company shall and shall cause its Subsidiaries to use their reasonable best efforts to obtain.

SECTION 4.17 LIMITATION ON STATUS AS INVESTMENT COMPANY

            The Company and its Subsidiaries will not become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act.

SECTION 4.18 MAINTENANCE OF INSURANCE

            From and at all times after the Issue Date, the Company and its Subsidiaries shall have in effect customary property and comprehensive general liability insurance coverage on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

SECTION 4.19 CORPORATE EXISTENCE

            Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

SECTION 4.20 INTERNAL CONSOLIDATION; APPLICATION AND RELEASE OF FUNDS IN SECURED
             PROCEEDS ACCOUNT

            (a) The Company shall consummate the Internal Consolidation substantially concurrently with and no later than one Business Day after the occurrence of either the consummation of the Empress Merger or a Triggering Event Mandatory Redemption.

            (b) If the Company delivers to the Trustee a request for a disbursement of funds from the Secured Proceeds Account to fund, in part, the Empress Merger (an "Empress Merger Disbursement Request") that (1) contains a certificate, in form and substance reasonably satisfactory to the Trustee, that:


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                  (A) the Empress Merger will be consummated on the disburse-
            ment date specified therein (which date shall be no more than five and no less than two Business Days after the Empress Merger Disbursement Request's delivery and on or before December 1, 1999), substantially on the terms set forth in the Merger Agreement and the Offering Memorandum ("Acceptable Terms");

                  (B) the Company will use the Merger Release Amount solely to pay a portion of the Empress Merger Consideration and Related Costs;

                  (C) the Company will cause the Internal Consolidation to occur substantially concurrently with (and not before), and not more than one Business Day after, the Empress Merger; and

                  (D) as of the date of the Empress Merger Disbursement Request and as of the date of the Empress Merger, the Company owns and will own all of the Equity Interests of Horseshoe Gaming;

and that otherwise complies with the Security Agreement, together with (2) an opinion of the Company's counsel to the effect that the consummation of the Empress Merger and the transactions contemplated thereby will not conflict with or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default under, any of the terms, conditions or other provisions of the Empress Indenture, then the Trustee will direct the Securities Intermediary to liquidate sufficient assets in the Secured Proceeds Account to generate net proceeds in an amount equal to the Merger Release Amount, and to deliver the Merger Release Amount to the Company on the disbursement date specified in the Empress Merger Disbursement Request.

            (c) If the Company delivers to the Trustee a request for a disbursement of funds from the Secured Proceeds Account to fund, in part, the Empress Change of Control Offer (an "Empress Change of Control Disbursement Request") that contains a certificate, reasonably satisfactory to the Trustee, that:

                  (A) the Empress Merger and the Internal Consolidation have been consummated; and

                  (B) the Company will use the Change of Control Release Amount solely to fund the Empress Change of Control Offer, which will


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            occur on the disbursement date specified in the Empress Change of
            Control Disbursement Request, which date shall be two Business Days after the certificate's delivery and no more than 35 Business Days after the consummation of the Empress Merger;

and that otherwise complies with the Security Agreement, then the Trustee will direct the Securities Intermediary to liquidate sufficient assets in the Secured Proceeds Account to generate net proceeds in an amount equal to the Change of Control Release Amount, and to deliver the Change of Control Release Amount to the Company on the disbursement date specified in the Change of Control Disbursement Request.

            (d) If the Empress Merger and the Empress Change of Control Offer have both occurred, then as soon as practicable after the Empress Change of Control Offer, the Trustee shall instruct the Securities Intermediary to liquidate all assets remaining in the Securities Account (if any) and to pay the net liquidation proceeds (after deducting any applicable Securities Intermediary and trustee fees and charges) to or as instructed by the Company, except that
(i) the Securities Intermediary shall not make any payment under this paragraph
(d) if on the date of the payment an Event of Default has occurred and is continuing, and (ii) if the Company is required to make an Empress Change of Control Mandatory Redemption, then the provisions of paragraph (e) below shall apply.

            (e) If either a Triggering Event Mandatory Redemption or a Change of Control Mandatory Redemption has occurred, then as soon as practicable after the consummation thereof, the Trustee shall instruct the Securities Intermediary to liquidate assets in the Securities Account to generate proceeds in an amount equal to the Triggering Event Mandatory Redemption Price or the Change of Control Mandatory Redemption Price, as applicable, and to deliver the net liquidation proceeds (after deducting any applicable Securities Intermediary and trustee fees and charges) to the Trustee to consummate the applicable Mandatory Redemption in accordance with Section 3.8 hereof.

SECTION 4.21 USE OF PROCEEDS OF HORSESHOE NOTE

            The Company shall cause Horseshoe Gaming to use the proceeds of the Horseshoe Note on the Issue Date to (1) repay outstanding borrowings in full under the Horseshoe Credit Agreement, (2) consummate a tender offer and consent solicitation (the "Tender Offer") with respect to Horseshoe Gaming's 12 3/4% Senior Notes due


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

2000 (the "Senior Notes"), (3) irrevocably deposit into a defeasance account an amount sufficient to repay any Senior Notes that remain outstanding on the Issue Date in full on September 30, 1999, the earliest date such notes may be redeemed (the "Earliest Redemption Date"), plus accrued interest thereon to the Earliest Redemption Date and (4) pay related fees and expenses, including tender premiums and consent fees. Any remaining proceeds of the Horseshoe Note may be used by Horseshoe Gaming for general corporate purposes. The Company shall cause Horseshoe Gaming to redeem the Senior Notes in full on the Earliest Redemption Date.

SECTION 4.22 EMPRESS MERGER

            Notwithstanding anything herein to the contrary, no provision of this Indenture will prohibit or, with the passage of time or otherwise, be violated by, any component of the Empress Merger pursuant to the Merger Agreement, including, without limiting the generality of the foregoing, the incurrence of Indebtedness to finance such transactions, the granting and priority of liens to secure such Indebtedness, and the perfection of such liens, all substantially as described in the Offering Memorandum.

                                    ARTICLE V
                                   SUCCESSORS

SECTION 5.1 MERGER, CONSOLIDATION OR SALE OF ASSETS

            Prior to the Internal Consolidation, the Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the assets of the Company (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons.

            Following the Internal Consolidation, the Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the assets of the Company (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

            (1) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the


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

        United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and this Indenture;

               (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

               (3) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section
        4.7 hereof, except in the case where such transaction is solely between the Company and a Wholly Owned Subsidiary or solely between Wholly Owned Subsidiaries of the Company; and

               (4) such transaction will not result in the loss of any material gaming license.

            Notwithstanding the foregoing, in no event shall the Internal Consolidation be prohibited by, or cause a default under, this covenant or any other covenant under the Indenture.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED

            Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall (except in the case of a lease) succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.


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                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.1 EVENTS OF DEFAULT

            "Event of Default," wherever used herein, means any one of the following events;

      (1) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

      (2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Mandatory Redemption Price upon the occurrence of an event giving rise to a Mandatory Redemption, or payment of the Change of Control Purchase Price (except as provided in Section 4.14 hereof), or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable (as set forth in Sections 4.14 and 4.13 hereof);

      (3) the failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for the provisions under Sections 4.13, 4.14, 4.20 and
4.21 and Article V hereof, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

      (4) a default in Indebtedness of the Company with an aggregate amount outstanding in excess of $10 million (other than Indebtedness of the Company solely to any of its Subsidiaries) (a) resulting from the failure to pay principal at final stated maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its final stated maturity;

      (5) final non-appealable unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days;


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

      (6) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee) or any Guarantor that is a Significant Subsidiary denies or disaffirms its Obligations under its Guarantee;

      (7) the suspension or loss of the legal right of the Company or any of its Subsidiaries to operate the gaming establishment included within any Casino and such suspension or loss continuing for more than 90 consecutive days or for 120 days within any consecutive 180 day period;

      (8) the failure of the Company to effect the Internal Consolidation following the occurrence of the Empress Merger, or a Triggering Event Mandatory Redemption, as applicable, or the failure of the Company to cause its Subsidiaries to guarantee the Notes upon the consummation of the Empress Merger and the Internal Consolidation as described in Section 4.16 above;

      (9) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,
(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

      (10) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.


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SECTION 6.2 ACCELERATION

            If an Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 6.1 that occurs with respect to the Company) occurs and is continuing under this Indenture, then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest (and Liquidated Damages, if any) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest (and Liquidated Damages, if any) shall be immediately due and payable; provided, however, that if any Designated Senior Debt is outstanding pursuant to the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or otherwise, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the third Business Day after the sending to the Company and to the Representative under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or other Designated Senior Debt, of such written notice, unless such Event of Default is cured or waived prior to such date and
(y) the date of acceleration of any Senior Debt under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or such other Designated Senior Debt. In the event a declaration of acceleration resulting solely from an Event of Default described in clause (4) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within five days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (4) above has occurred that has not been cured or waived within five days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clauses (9) or (10) above, relating to the Company, occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

            At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the


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

Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

            (1) the Company has paid or deposited with the Trustee cash sufficient to pay: (a) all overdue interest and Liquidated Dam ages, if any, on all Notes; (b) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Notes; (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7; and

            (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4.

            Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision or covenant requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

            If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify each Representative of Senior Debt of the acceleration.


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SECTION 6.3 OTHER REMEDIES

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 WAIVER OF PAST DEFAULTS

            Subject to Section 6.7, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default:

            (1) in the payment of principal of, premium, if any, or interest on any Note not yet cured as specified in clauses (a) and (b) of Section 6.1 hereof;

            (2)   in respect of a covenant or provision hereof which, under
                  Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such default;

            (3) any provision or covenant requiring supermajority approval to amend, unless such default has been waived by such a supermajority; or

            (4) the rescission of which would conflict with any judgment or decree of a court of competent jurisdiction.


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            Upon any such waiver, such default shall cease to exist, and any
Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

SECTION 6.5 CONTROL BY MAJORITY

            Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.6 LIMITATION ON SUITS

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.


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A Holder of a Note may not use this Indenture to prejudice the rights of another
Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

            Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2, the right of any Holder of a Note to receive payment of the principal of, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 COLLECTION SUIT BY TRUSTEE

            If an Event of Default specified in Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and


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advances of the Trustee, its agents and counsel, and any other amounts due the
Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise; provided that nothing stated herein shall modify the rights as between the Holders of the Notes and the holders of Senior Debt or Senior Debt of the Guarantors, as applicable, as set forth in Article XI. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

SECTION 6.10 PRIORITIES

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.


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SECTION 6.11 UNDERTAKING FOR COSTS

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.1 DUTIES OF TRUSTEE

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.


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

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph
(b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 RIGHTS OF TRUSTEE

            (a) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; provided, however, that should the Trustee perform any investigation, such action shall not, under any circumstances be deemed to constitute an expansion of its duties hereunder.


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            (b) Before the Trustee acts or refrains from acting under this
Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) and 4.1 or (ii) any Default or Event of Default of which the Trustee shall have received written notification, or an officer in the corporate trust administration of the Trustee shall have obtained actual knowledge.

            (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence


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of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

SECTION 7.4 TRUSTEE'S DISCLAIMER

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5 NOTICE OF DEFAULTS

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall


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mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7 COMPENSATION AND INDEMNITY

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel, provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or pay for any loss or liability incurred by the Trustee as a result of its willful


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misconduct, gross negligence or bad faith, or for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes, provided that nothing stated herein shall modify the rights as between the Holders of the Notes and the holders of the Senior Debt or Senior Debt of the Guarantors, as applicable, as set forth in Article XI hereof. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(9) or 6.1(10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.8 REPLACEMENT OF TRUSTEE

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;


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            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor


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corporation without any further act shall be the successor Trustee, provided such successor corporation meets the eligibility criteria set forth in Section
7.10 below.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION

            There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

            The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2 LEGAL DEFEASANCE AND DISCHARGE

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all


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outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under
Article II and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3 COVENANT DEFEASANCE

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, the Company and the Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.18 hereof and the Guarantors shall be released from their obligations under Section 10.3(b) hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference


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elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3 hereof, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(3) through 6.1(8) hereof shall not constitute Events of Default and (y) Sections 6.1(9) and 6.1(10) shall not constitute Events of Default as of the 91st day following the occurrence of the Company's exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

SECTION 8.4 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

      (1) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, Liquidated Damages, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, Liquidated Damages, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;

      (2) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax


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on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (3) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.1(9) or (10) are concerned, at any time in the period ending on the 91st day after the date of deposit;

      (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

      (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and
(5) of this paragraph have been complied with and the Company shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally.

      If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due,


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then the obligations of the Company and the Guarantors under this Indenture will be revived and no such defeasance shall be deemed to have occurred.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER
            MISCELLANEOUS PROVISIONS

            Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6 REPAYMENT TO COMPANY

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest


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has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7 REINSTATEMENT

            If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8 SATISFACTION AND DISCHARGE

            In addition to the Company's rights under Sections 8.2 and 8.3, the Company and the Guarantors may terminate all of their obligations under this Indenture (subject to Section 8.7) when:

            (1) either (a) all such outstanding Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation, or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and


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payable or subject to redemption under Section 3.7 hereof, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity of the Notes;

            (2) the Company has paid all sums payable hereunder; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other instrument to which the Company, any Guarantors or any of their Subsidiaries is a party or by which it or their property is bound.

                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 WITHOUT CONSENT OF HOLDERS OF NOTES

            Notwithstanding Section 9.2 of this Indenture, the Company, any Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Guarantee, without the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Article V hereof;

            (d) to provide for additional Guarantors as set forth in Section
4.16 or for the release or assumption of a Guarantee in compliance with this Indenture;


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            (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder;

            (f) to comply with the provisions of the Depositary, Euroclear or Cedel or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein; or

            (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2 WITH CONSENT OF HOLDERS OF NOTES

            Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, the Company, any Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided, that no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein)


                                      113
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of Section 4.14 in a manner adverse to the Holders; and provided, further, however, that no such modification may, without the consent of each Holder affected:

            (a) change the final Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof pursuant to
Article III hereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon (and Liquidated Damages, if any) is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption pursuant to Article III hereof, on or after the redemption date), or, after the applicable Change of Control or Asset Sale occurs, reduce the corresponding Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used herein) of Article III of this Indenture in a manner adverse to the Holders; or

            (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture; or

            (c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

            In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.


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            It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT

            Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS

            Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company).

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.


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            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (c) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5 NOTATION ON OR EXCHANGE OF NOTES

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture.


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                                    ARTICLE X
                                   GUARANTEES

SECTION 10.1 GUARANTEES

      Subject to the provisions of this Article X, and in consideration of good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, each Guarantor that from time to time shall be required to execute a Guarantee in accordance with Section 4.16 hereof, jointly and severally, hereby unconditionally guarantees, as to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer, upon a Mandatory Redemption or otherwise (collectively, the "Guarantee Obligations"). Failing payment when due of any Guarantee Obligation or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately and before the failure to so pay becomes an Event of Default. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the Guarantee Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

            Each Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a


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Guarantor. Each Guarantor hereby waives and relinquishes, (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Section 8.1.

            If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such


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acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable), shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION 10.2 EXECUTION AND DELIVERY OF GUARANTEES

            To evidence the Guarantees set forth in Section 10.1 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantors by an Officer of each of the Guarantors.

            Each of the Guarantors agree that the Guarantees set forth in this
Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

            If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.3 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

            (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into each other or with or into the Company. Upon any such consolidation or merger, the Subsidiary Guarantee of the Subsidiary Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

            (b) Except as set forth in Article IV and for a merger or consolidation in which a Guarantor is sold and its Guarantee is released in compliance with the provisions of Section 10.4, no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and certain other provisions of this


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Indenture, (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee and this Indenture on the terms set forth in this Indenture; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing; and (iii) immediately after such transaction, the surviving Person holds all permits required for operation of the business of, and such entity is controlled by a Person or entity (or has retained a Person or entity which is) experienced in, operating casino hotels or otherwise holds all permits (including those required from Gaming Authorities) to operate its business. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

            (c) The Trustee, subject to the provisions of Section 12.4 hereof, shall be entitled to receive an Officers' Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 10.3. Such Officers' Certificate shall comply with the provisions of Section 12.5.

SECTION 10.4 RELEASE OF GUARANTORS

            Notwithstanding Section 10.3(b), upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of its assets) to an entity which is not a Subsidiary, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance


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with this Indenture (including, without limitation, the provisions of Section
4.13), such Guarantor shall be deemed released from its obligations under its Guarantee of the Notes; provided that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall terminate upon such release, sale or transfer.

            Upon delivery by the Company to the Trustee of an Officer's Certificate, to the effect that such sale or other disposition or that such designation was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its Guarantee Obligations under its Guarantee. Except as provided in Section 10.3(a), any Guarantor not released from its Guarantee Obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

            Notwithstanding the foregoing provisions of this Article X, (i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.4 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

SECTION 10.5 LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS

            (a) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of such Guarantor under this Article X shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by


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or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article X, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

            (b) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the Bankruptcy Law or otherwise.

SECTION 10.6 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS

            (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

            (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 as if references therein to the Company were references to such Guarantor.

            (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section 12.2 as if references therein to the Company were references to such Guarantor.

            (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to the Company were references to such Guarantor.


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SECTION 10.7 SUBORDINATION OF GUARANTEES

            The obligations of each Guarantor under its Guarantee pursuant to this Article X is subordinated in right of payment to the prior payment in full in cash of all Senior Debt of such Guarantor on the same basis as the Notes are subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including
Article XI hereof. In the event that the Trustee receives any Guarantor payment at a time when an officer of the corporate trust administration of the Trustee has actual knowledge that such payment is prohibited by the foregoing sentence, such Guarantor payment shall be paid over and delivered to the holders of the Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Debt. In the event that a Holder receives any Guarantor payment at a time when such payment is prohibited by the foregoing sentence, such Guarantor payment shall be paid over and delivered to the holders of the Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Debt.

            Each Holder of a Note by its acceptance thereof (a) acknowledge that as of the Issue Date there are no Guarantors, (b) agrees to and shall be bound by the provisions of this Section 10.7, (c) authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary and appropriate to effectuate the subordination so provided, and (d) appoints the Trustee as the Holder's attorney-in-fact for any and all such purposes.

                                   ARTICLE XI
                                  SUBORDINATION

SECTION 11.1 NOTES SUBORDINATE TO SENIOR DEBT.

            The Company, the Guarantors and each Holder, by its acceptance of the Notes, agree that (a) the payment of the principal of and interest on the Notes and (b) except as set forth in Section 11.14 hereof, any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company and the Guarantors (including, without limitation, pursuant to Sections 3.8, 3.9, 4.13 and 4.14 and Article X), as applicable, is subordinated, to the extent and in the manner


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provided in this Article XI, to the prior payment in full in cash of all Senior
Debt of the Company and the Guarantors and that these subordination provisions are for the benefit of the holders of Senior Debt.

            This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 11.2 NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

            No payment (by set-off or otherwise) shall be made by or on behalf of the Company or the Guarantors, as applicable, on account of the principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes (including any repurchases of Notes), or on account of any other obligation for the payment of money due in respect of the Notes, or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities), (i) upon the maturity of any Senior Debt of the Company or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on or other amounts owing in respect of such Senior Debt are first paid in full in cash (or such payment is duly provided for in cash), or (ii) in the event of a default in the payment of any principal of, premium, if any, or interest on, Designated Senior Debt of the Company or such Guarantor when it becomes due and payable, whether at maturity, or at a date fixed for prepayment or by declaration of acceleration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

            Upon (i) the happening of an event of default other than a Payment Default that permits the holders of Senior Debt or any representative thereof to declare such Senior Debt to be due and payable and (ii) written notice of such event of default given to the Trustee by the Company or any holder of Designated Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made in cash, property or securities (other than Junior Securities) by or on behalf of the Company or any Guarantor, as applicable, which is an obligor under such Designated Senior Debt on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (including any repurchases of any of the Notes), or on account of the redemption provisions of the


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Notes (or Liquidated Damages), in any such case. Notwithstanding the foregoing, unless the Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, unless such payments are prohibited by the immediately preceding or immediately succeeding paragraphs, the Company and the Guarantors shall resume all payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and
(ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Designated Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period (unless such default shall have been cured or waived for a period of not less than 181 days).

            In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment or distribution is prohibited by the foregoing provisions of this Section 11.2, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

SECTION 11.3 NOTES SUBORDINATE TO PRIOR PAYMENT OF ALL SENIOR DEBT ON
             DISSOLUTION, LIQUIDATION OR REORGANIZATION.

            Except as described in Section 11.14 hereof, upon any distribution of the assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary


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or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

                  (i) the holders of all Senior Debt of the Company or such Guarantor, as applicable, shall first be entitled to receive payment in full in cash (or have such payment duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes or Liquidated Damages, if any, pursuant to the Registration Rights Agreement (other than Junior Securities); and

                  (ii) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Indenture, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash (or have such payment duly provided for in cash) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

SECTION 11.4 HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.

            Subject to the payment in full in cash of all Senior Debt of the Company or any Guarantor as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company and any Guarantor applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor or on account of such Senior Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.


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SECTION 11.5 OBLIGATIONS OF THE COMPANY AND THE GUARANTORS UNCONDITIONAL.

               Nothing contained in this Article XI or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and any Guarantors and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on (or, if applicable, Liquidated Damages, if any) the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any default under this Indenture, subject to the rights, if any, under this Article XI, of the holders of Senior Debt, including, without limitation, their right to receive any cash, property or Notes of the Company and the Guarantors received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company and the Guarantors referred to in this
Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this
Article XI. Nothing in this Article XI shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION 11.6 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF
             NOTICE

            The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a representative on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any

Person who is a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such Person to receive such payment.

SECTION 11.7 APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT.

            Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders and, to the extent (i) the making of such deposit by the Company shall not be in contravention of any term or provisions of the Horseshoe Credit Agreement or the New Credit Facility, as applicable, or other Senior Debt and (ii) allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 11.8 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE
             COMPANY, THE GUARANTORS OR HOLDERS OF SENIOR DEBT.

            No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Debt or any amendment or modification that is consented to by each holder of Senior Debt that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt upon the insolvency, bankruptcy, or reorganization of the Company or any Guarantor, or otherwise, all as though such payment has not been made.

SECTION 11.9 HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

            Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of the Company or any Guarantor in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Notes (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Company or any Guarantor in respect of the Notes at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the Representatives under the Horseshoe Credit Agreement or the New Credit Facility or the holders of an aggregate of at least $5,000,000 principal amount outstanding of any other Senior Debt or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders.

Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder in any such proceeding. As a condition to taking any action by the Trustee pursuant to this
Section 11.9, the Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby.

SECTION 11.10 RIGHTS OF TRUSTEE TO HOLD SENIOR DEBT.

            The Trustee shall be entitled to all of the rights set forth in this
Article XI in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 11.11 ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT.

            The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

SECTION 11.12 NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company, any Guarantor or any other Person, cash, property or Notes to which any holders of Senior Debt shall be entitled by virtue of this Article XI or otherwise. Nothing in this
Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Notes and any duty to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

SECTION 11.13 NOTICE BY COMPANY.

            The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article XI, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article XI.

SECTION 11.14 HOLDERS' RIGHTS TO RECEIVE FUNDS IN SECURED PROCEEDS ACCOUNT NOT
              IMPAIRED BY SUBORDINATION PROVISIONS

            Notwithstanding the foregoing provisions of this Article XI, the rights of Holders to receive any funds in the Secured Proceeds Account or, prior to the Empress Merger or a Mandatory Redemption, as applicable, upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or any Guarantor, will not be subject to the above subordination provisions.

                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.1 TRUST INDENTURE ACT CONTROLS

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

SECTION 12.2 NOTICES

            Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company:

                      Horseshoe Gaming Holding Corp.
                      4024 S. Industrial Road
                      Las Vegas, NV 89103
                      Telephone No.:  (702) 650-0080
                      Telecopier No.: (702) 650-0081
                      Attention: Chief Financial Officer

                      With a copy to:

                      Swidler Berlin Shereff Friedman, LLP
                      919 Third Avenue, 20th Floor
                      New York, NY 10022
                      Attention:  Robert M. Friedman, Esq.
                      Telecopier: (212) 758-9500

If to the Trustee:

                    U.S. Trust Company, National Association
                    515 South Flower Street
                    Suite 2700
                    Los Angeles, CA  90022
                    Attention:   Larry Gerquest
                                 Assistant Vice President
                                 Corporate Trust Department
                    Telecopier:  (213) 488-1370

            The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications; provided, that until such time, all notices under this Indenture to the Trustee shall be sent to both of the Trustee's addresses set forth above.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, any Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if required by the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

SECTION 12.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

SECTION 12.6 RULES BY TRUSTEE AND AGENTS

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
             STOCKHOLDERS

            No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.8 GOVERNING LAW

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 12.9 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10 SUCCESSORS

            All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11 SEVERABILITY

            In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.12 COUNTERPART ORIGINALS

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

                                         THE COMPANY:

                                         HORSESHOE GAMING HOLDING CORP.

                                         By:   /s/ Jack B. Binion
                                              ----------------------------------
                                              Name: Jack B. Binion
                                              Title: Chairman of the Board,
                                                     President,
                                                     Chief Executive Officer and
                                                     Secretary

                                         By:   /s/ Kirk C. Saylor
                                              ----------------------------------
                                              Name: Kirk C. Saylor
                                              Title: Chief Financial Officer


                                         THE TRUSTEE:

                                         U.S. TRUST COMPANY, NATIONAL
                                         ASSOCIATION

                                         By:   /s/ Sandra H. Leess
                                              ----------------------------------
                                              Name: Sandra H. Leess
                                              Title: Senior Vice President

                                                                       Exhibit A

                                 [FORM OF NOTE]

                         HORSESHOE GAMING HOLDING CORP.

            8 5/8% [SERIES A] [SERIES B](1) SENIOR SUBORDINATED NOTE
                                    DUE 2009

No.                                                           CUSIP:  __________
$_____________


      Horseshoe Gaming Holding Corp., a Delaware corporation (hereinafter called the "Company" which term includes any successors under this Indenture hereinafter referred to), for value received, hereby promises to pay to, or registered assigns, the principal sum of Dollars, on May 15, 2009.

      Interest Payment Dates: May 15 and November 15; commencing November 15, 1999.

      Record Dates: May 1 and November 1.

      Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.


----------
      (1)Series A should be replaced with Series B in the Exchange Notes.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                             HORSESHOE GAMING HOLDING CORP.,
                             a Delaware corporation


                             By:    ___________________________________
                                    Name:
                                    Title:


                             By:    ___________________________________
                                    Name:
                                    Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes described in the within-mentioned Indenture.


                             U.S. TRUST COMPANY,
                             NATIONAL ASSOCIATION


                             By:    ___________________________________
                                    Authorized Signatory

Dated: May    , 1999

                                 (Back of Note)

         8 5/8% [Series A] [Series B](2) Senior Subordinated Notes due 2009

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.](3)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
--------
      (2)Series A should be replaced with Series B in the Exchange Notes.

      (3)To be included only on Global Notes deposited with DTC as Depositary.

IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](4)

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.](5)

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT, IN CONNECTION WITH EXEMPT RESALES OF THE NOTES BY DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, CIBC INC., UTENDAHL CAPITAL PARTNERS, LP AND WASSERSTEIN PERELLA SECURITIES, INC. (THE "INITIAL PURCHASERS"), (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT, IN CONNECTION WITH RESALES AND TRANSFERS OF THE NOTES OTHER THAN EXEMPT RESALES OF THE NOTES BY THE INITIAL PURCHASERS, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB
--------
      (4)To be included only on Global Notes deposited with DTC as Depositary.

      (5)To be included only on Reg S Temporary Global Notes.

PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT,
(D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSON" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.](6)

--------
      (6)To be included only on Transfer Restricted Notes.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. Interest. Horseshoe Gaming Holding Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8 5/8% per annum from May 11, 1999 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 1999. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Company will pay interest on this Note (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. This Note will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained within the City and State of New York for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent and Registrar. Initially, U.S. Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. Indenture. The Company issued this Note under an Indenture dated as of May 11, 1999 ("Indenture") between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). This Note is subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes will be limited in aggregate principal amount to $600,000,000.

      5. Optional Redemption.

            (a) Except as set forth in clause (b) of this Section, the Company shall not have the option to redeem this Note pursuant to this Section 5 prior to May 15, 2004. This Note will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after May 15, 2004, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing May 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive the corresponding interest due (and the corresponding Liquidated Damages, if any) on the corresponding Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date:

         Year                                              Percentage
         ----                                              ----------
         2004................................................104.313%
         2005................................................102.875%
         2006................................................101.438%
         2007 and thereafter.................................100.000%

            (b) Notwithstanding the provisions of clause (a) of this Section, at any time or from time to time until May 15, 2002, up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture may be redeemed at the option of the Company within 90 days of a Public Equity Offering, on not less than 30 days, but not more than 60 days, prior notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 108.625% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive the corresponding interest (and the corresponding Liquidated Damages, if any) due on the Interest Payment Date that is on or prior to such redemption date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date; provided that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture remain outstanding. In the event the Company is required to consummate, and does so consummate, a Mandatory Redemption in accordance with the terms of the Indenture, the aggregate principal amount of Notes originally issued pursuant to the Indenture shall be deemed to be reduced by the aggregate principal amount of Notes subject to the Mandatory Redemption.

            (c) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

      6. Mandatory Redemption.

            (a) If (i) the Empress Merger has not occurred by December 1, 1999, or (ii) the Company has determined that the Empress Merger will not occur by that date on substantially the terms set forth in the Merger Agreement and the Offering Memorandum (each, a "Triggering Event"), the Company shall, in accordance with the procedures set forth in clause (c) below and in the Security Agreement, redeem (a "Triggering Event Mandatory Redemption") $325 million aggregate principal amount of Notes, for a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon through the redemption date (the "Triggering Event Mandatory Redemption Price"), together with Liquidated Damages, if any. The Triggering Event Mandatory Redemption must occur on a date (the "Triggering Event Mandatory


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

Redemption Date"), which is no later than the earlier of (i) December 8, 1999, and (ii) 10 Business Days after the Triggering Event.

            (b) If (i) after consummation of the Empress Change of Control Offer, more than $75 million aggregate principal amount of Empress Notes remain outstanding, or (ii) the Company fails to consummate the Empress Change of Control Offer on or before the 35th Business Day after consummation of the Empress Merger, the Company shall, in accordance with the procedures set forth in clause (c) below and in the Security Agreement, redeem (a "Change of Control Mandatory Redemption") Notes having an aggregate principal amount equal to the principal amount of Empress Notes that remain outstanding on the Change of Control Mandatory Redemption Date (as defined below), for a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon through the Change of Control Mandatory Redemption Date (the "Change of Control Mandatory Redemption Price") together with Liquidated Damages, if any. The "Change of Control Mandatory Redemption Date" shall be the date which is the earlier of (1) five Business Days after consummation of the Empress Change of Control Offer and
(2) 40 Business Days after the Empress Merger.

            (c) In the event of either a Triggering Event Mandatory Redemption or an Empress Change of Control Mandatory Redemption (each, a "Mandatory Redemption"), the Trustee will direct the Securities Intermediary to liquidate assets in the Secured Proceeds Account in an amount to generate sufficient net proceeds (after deducting the customary expenses of the Trustee and Securities Intermediary) to pay, as applicable, the Triggering Event Mandatory Redemption Price or the Change of Control Mandatory Redemption Price (each, a "Mandatory Redemption Price") and to deliver the net proceeds to the Trustee. In either event, notice of a Mandatory Redemption will be mailed to each Holder of Notes to be redeemed, at its registered address, at least five Business Days before, as applicable, the Change of Control Mandatory Redemption Date or the Triggering Event Mandatory Redemption Date (each, a "Mandatory Redemption Date"). On the Mandatory Redemption Date, upon payment to the Holders of the Mandatory Redemption Price, a portion of each Holder's Notes (equal to that Holder's pro rata share of the Notes to be redeemed) shall, automatically and without any further action by that Holder, be deemed to be no longer outstanding for any purpose under this Indenture.

            (d) Except as set forth above and in Section 3.9 of the Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Notes (however, the Company is required to offer to repurchase Notes in accordance with the provisions of Sections 4.13 and 4.14 of the Indenture) and the Notes shall not have the benefit of any sinking fund.

      7. Mandatory Disposition Pursuant to Gaming Laws. Each Holder, by accepting this Note, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a Person who is a Holder or the beneficial owner of Notes be licensed, qualified or found suitable under applicable Gaming Laws, such Holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option (a) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority, or (b) to redeem such Notes at a redemption price equal to the lesser of (i) such Person's cost or (ii) 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable Gaming Authority.

      The Company shall notify the Trustee in writing of any such redemption as soon as practicable, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable Gaming Authority. The Company shall not be responsible for any costs or expenses any Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding or suitability.

      8. Offers to Purchase.

            a. Change of Control. In the event that a Change of Control Triggering Event has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control Triggering Event, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control Triggering Event and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

      Prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control Triggering Event, the Company will (1)(a) repay in full and terminate all commitments of Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and all other Senior Debt the terms of which require repayment upon a Change of Control Triggering Event or (b) offer to repay in full and terminate all commitments of Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer in full or
(2) obtain the requisite consents under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and all such other Senior Debt to permit the repurchase of the Notes as provided herein. The failure of the Company to comply with the preceding sentence shall constitute an Event of Default described in clause (3), but without giving effect to the stated exceptions in such clause, of Section 6.1 of the Indenture.

      On or before the Change of Control Purchase Date, the Company shall (1) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, thereon) of all Notes so tendered and (3) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, thereon) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

            b. Asset Sale. Prior to the Internal Consolidation, the Company and any Guarantors will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, consummate an Asset Sale (as defined below), other than any transaction described in clauses (1), (3), (4) and (5) of the fourth paragraph of Section 4.13 of the Indenture.

            Following the Internal Consolidation, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or any Subsidiary of the Company or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

            (l) (a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied

                  (i) within 270 days after the date of such Asset Sale to the optional redemption of the Notes in accordance with the terms of this Indenture and other Indebtedness of the Company ranking on a parity with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or

                  (ii) within 300 days after the date of such Asset Sale to the repurchase of the Notes and such other Indebtedness on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of payment, made within 270 days of such Asset Sale, or

            (b) within 270 days following such Asset Sale, the Asset Sale Offer Amount is

                  (i) invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be a part of a Related Businesses of the Company or one of its Subsidiaries immediately following such transaction, or

                  (ii) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, Indebtedness outstanding under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or other Senior Debt the terms of which require retirement upon such Asset Sale, on a pro rata basis and, to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph
            (b), (c) or (d), as applicable, of Section 4.7 of the Indenture (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount);

            (2) 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents;

            (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, unless such Asset Sale is in consideration solely of cash or Cash Equivalents and such consideration is applied immediately to the permanent reduction of the amount of Indebtedness outstanding under the New Credit Facility or other bank credit facility debt which is incurred pursuant to clause (c)(1) or (2) of
      Section 4.7 of the Indenture; and

            (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives not less than fair market value for such Asset Sale.

      An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in 1(a)(i) or 1(b) above (the "Excess Proceeds") exceeds $10 million. Each Asset Sale

Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of, (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company and the Subsidiaries are fully released from all obligations relating thereto and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received).

      Notwithstanding, and without complying with, the provisions of Section
4.13 of the Indenture, (1) the Company and its Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents, (2) following the Internal Consolidation, the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V of the Indenture, (3) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable, (4) the Company's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets (including by way of merger) to the Company or any other Subsidiary and the Company may convey, sell, transfer, assign or otherwise dispose of assets to any Subsidiary, and (5) the Company and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind or grant Liens not prohibited by the Indenture.

      Upon the accumulation of $10 million of Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) each dollar of Net Cash Proceeds from an Event of Loss that exceeds such amount shall be (1) applied to the redemption or repurchase of the Notes and other of Indebtedness of the Company ranking on a parity with the Notes and with similar provisions requiring the Company to redeem or repurchase such Indebtedness (pro rata in proportion to the respective principal amounts or (accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding), (2) invested in assets and property (other than notes, bonds, obligation and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be a part of a Related Business of the Company or one of its Subsidiaries immediately following such Event of Loss or (3) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Event of Loss, Indebtedness outstanding under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or other Senior Debt the terms of which so require and to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (b), (c) or (d), as applicable, of Section 4.7 of the Indenture (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), all within the time periods and as otherwise provided above in clauses 1(a) or 1(b) of the first paragraph of Section 4.13 of the Indenture.

      9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

      10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the

Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes; provided, that no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of Section 4.14 of the Indenture in a manner adverse to the Holders. Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Guarantees as set forth in the Indenture or for the release or assumption of Guarantees in compliance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Guarantor) or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Cedel or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

      12. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default: (1) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; (2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Mandatory Redemption Price upon the occurrence of an event giving rise to a Mandatory Redemption, or payment of the Change of Control Purchase Price (except as provided in Section 4.14 of the Indenture, or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable (as set forth in Sections 4.14 and 4.13 of the Indenture); (3) the failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Sections 4.13, 4.14, 4.20 and 4.21 and Article V of the Indenture, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (4) a default in Indebtedness of the Company with an aggregate amount outstanding in excess of $10 million (other than Indebtedness of the Company solely to any of its Subsidiaries) (a) resulting from the failure to pay principal at final stated maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its final stated maturity; (5) final non-appealable unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days; (6) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee) or any Guarantor that is a Significant Subsidiary denies or disaffirms its Obligations under its Guarantee; (7) the suspension or loss of the legal right of the Company or any of its Subsidiaries to operate the gaming establishment included within any Casino and such suspension or loss continuing for more than 90 consecutive days or for 120 days within any consecutive 180 day period; (8) the failure of the Company to effect the Internal Consolidation following the occurrence of the Empress Merger, or a Triggering Event Mandatory Redemption, as applicable, or the failure of the Company to cause its Subsidiaries to guarantee the Notes upon the consummation of the Empress Merger and the Internal Consolidation as described in Section 4.16 of the Indenture;
(9) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (10) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for benefit of creditors.

      13. Subordination. The Notes and the Guarantees are subordinated in right of payment, to the extent and in the manner provided in Article XI and Section
10.7 of the Indenture, to the prior payment in full of all Senior Debt. The Company agrees, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

      14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company or the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

      16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      18. Additional Rights of Holders of Transfer Restricted Notes.(7) In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the Initial Purchasers (the "Registration Rights Agreement").

      19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers

--------
      (7)To be included only on Transfer Restricted Notes.

placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

      20. Notation of Guarantee. As more fully set forth in the Indenture, each of the Guarantors from time to time shall be required to Guarantee the Notes and the Indenture pursuant to Section 4.16 of the Indenture, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee in accordance with Section 10.1 of the Indenture, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, Liquidated Damages, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal of, and premium, if any, Liquidated Damages, if any and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such Guarantees are subordinated in right of payment to the prior payment in full of all Obligations in respect of Senior Debt of the Guarantors as set forth in Article XI of the Indenture and shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article X of the Indenture, is released from its Guarantee or whose Guarantee otherwise ceases to be applicable pursuant to the terms of the Indenture.

      When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

      20. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                      Horseshoe Gaming Holding Corp.
                      4024 S. Industrial Road
                      Las Vegas, Nevada 89103
                      Attention:  Chief Financial Officer
                      Telephone No.: (702) 650-0080

                                 Assignment Form


                  To assign this Note, fill in the form below:
                  (I) or (we) assign and transfer this Note to


                   (Insert assignee's soc. sec. or tax I.D. no.)


               (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:

                                Your Signature:_________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

--------------------------------------------------------------------------------

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (INSP.); (iii) The Stock Exchange Medallion Program (SEEP); or
(iv) in such other guarantee program acceptable to the Trustee.

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

                     |_| Section 4.13     |_| Section 4.14


      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date:                                   Your Signature:
                        (Sign exactly as your name appears on the Note)


                                          Tax Identification No.:______________
Signature Guarantee*

--------------------------------------------------------------------------------

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (INSP.); (iii) The Stock Exchange Medallion Program (SEEP); or
(iv) in such other guarantee program acceptable to the Trustee.

               SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                         Amount of           Amount of            Principal Amount of          Signature of
                        decrease in         increase in             this Global Note       authorized officer of
                    Principal Amount of  Principal Amount of     following such decrease      Trustee or Note
 Date of Exchange     this Global Note     this Global Note          (or increase)               Custodian
 ----------------     ----------------     ----------------          -------------               ---------


                                     EXHIBIT B
                          FORM OF CERTIFICATE OF TRANSFER

Horseshoe Gaming Holding Corp.
4024 S. Industrial Road
Las Vegas, Nevada 89103
Attention:  Chief Financial Officer


U.S. Trust Company, National Association
515 South Flower Street
Suite 2700
Los Angeles, California 90071
Attention:  Corporate Trust Group

      Re: 8 5/8% Senior Subordinated Notes due 2009

Dear Sirs:

      Reference is hereby made to the Indenture, dated as of May 11, 1999 (the "Indenture"), between Horseshoe Gaming Holding Corp., Inc., as issuer (the "Company"), and U.S. Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Notes] or interest in such Notes] specified in Annex A hereto, in the principal amount of $___________ in such Notes] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Cedel. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities

Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) |_| Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

      (b) |_| Such Transfer is being effected to the Company or a subsidiary thereof; or

      (c) |_| Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

      (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

      (a) |_| Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

      (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

      (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

________________________________                   Dated:
[Insert Name of Transferor]


By: ____________________________
    Name:
    Title:

                        ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

      (a)   |_| a beneficial interest in the:

            (i)   |_| 144A Global Note (CUSIP _______), or

            (ii)  |_| Regulation S Global Note (CUSIP ), or

      (b)   |_| a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

      (a)   |_| a beneficial interest in the:

            (i)   |_| 144A Global Note (CUSIP _____), or

            (ii)  |_| Regulation S Global Note (CUSIP _____), or

            (iii) |_| Unrestricted Global Note (CUSIP _____); or

      (b)   |_| a Restricted Definitive Note; or

      (c)   |_| an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Horseshoe Gaming Holding Corp.
4024 S. Industrial Road
Las Vegas, Nevada 89103
Attention:  Chief Financial Officer


U.S. Trust Company, National Association
515 South Flower Street
Suite 2700
Los Angeles, California 90071
Attention:  Corporate Trust Group

            Re: 8 5/8% Senior Subordinated Notes due 2009

Dear Sirs:

            Reference is hereby made to the Indenture, dated as of May 11, 1999 (the "Indenture"), between Horseshoe Gaming Holding Corp., as issuer (the "Company") and party thereto and U.S. Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________, (the "Owner") owns and proposes to exchange the Notes] or interest in such Notes] specified herein, in the principal amount of $____________ in such Notes] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

            1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

                  (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                  (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                  (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

                  (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

      2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

                  (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


__________________________
[Insert Name of Owner]


By:_______________________
  Name:
  Title:


Dated:________________

                                    EXHIBIT D
                       FORM OF CERTIFICATE FROM ACQUIRING
                        INSTITUTIONAL ACCREDITED INVESTOR

Horseshoe Gaming Holding Corp.
4024 S. Industrial Road
Las Vegas, Nevada 89103
Attention:  Chief Financial Officer


U.S. Trust Company, National Association
515 South Flower Street
Suite 2700
Los Angeles, California 90071
Attention:  Corporate Trust Group

            Re: 8 5/8% Senior Subordinated Notes due 2009

Dear Sirs:

            Reference is hereby made to the Indenture, dated as of May 11, 1999 (the "Indenture"), between Horseshoe Gaming Holding Corp., as issuer (the "Company") and party thereto and U.S. Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

            1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Guarantor or any of their respective subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel accept able to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


____________________________________                   Dated: __________________
[Insert Name of Accredited Investor]


By:_______________________________
Name:
Title:

                                    EXHIBIT E
                         FORM OF SUPPLEMENTAL INDENTURE
                          TO BE DELIVERED BY SUBSEQUENT
                              SUBSIDIARY GUARANTORS


            Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Horseshoe Gaming Holding Corp. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the Guarantors (as defined in the Indenture referred to herein) party thereto and U.S. Trust Company, National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 11, 1999, providing for the issuance of 8 5/8% Senior Subordinated Notes due 2009 (the "Notes");

            WHEREAS, the Indenture provides that under certain circumstances Subsidiaries of the Company are required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

            WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

            1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee in enforcing any rights under this Guarantee.

            The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

            No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any Obligations of the Guarantors under this Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

            This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

            The Obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

            THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

            3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                            THE COMPANY:

                                            HORSESHOE GAMING HOLDING CORP.

                                            By: ________________________________
                                                Name:
                                                Title:


                                            THE GUARANTOR[S]:

                                            [                  ]

                                            By: ________________________________
                                                Name:
                                                Title:

                                            [                  ]


                                            By: ________________________________
                                                Name:
                                                Title:


                                            TRUSTEE:
                                            U.S. TRUST COMPANY,
                                            NATIONAL ASSOCIATION


                                            By: ________________________________
                                                Name:
                                                Title: